Exhibit 2.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is entered into as of February 6, 2018, by and between California Cryobank Stem Cell Services LLC, a California limited liability company (the “Buyer”), and Cord Blood America, Inc., a Florida corporation (the “Seller”). The Buyer and the Seller are collectively referred to herein as the “Parties” and individually as a “Party.”

R E C I T A L S

This Agreement contemplates a transaction in which the Buyer will purchase the Acquired Assets and assume the Storage solely with respect to the Acquired Assets (as set forth in the Assumed Contracts) in consideration of the Purchase Price (as such terms are defined herein).

The board of directors of the Seller and each of the Seller’s subsidiaries have approved the transactions contemplated by this Agreement.

The board of directors of the Seller has resolved to recommend the authorization of the transactions contemplated by this Agreement by shareholders of record of the Seller.

Concurrently with the execution of this Agreement, and as a condition and inducement to the Buyer’s willingness to enter into this Agreement, Red Oak Partners, LLC, a Florida limited liability company, and the officers and directors of the Seller, and their respective Affiliates (as such term is defined herein) (collectively, the “Supporters”), have entered into a voting and support agreement pursuant to which the Supporters agreed in their respective capacities as shareholders of the Seller, to vote in favor of and otherwise support the transactions contemplated by this agreement.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. DEFINITIONS.

“Acquired Assets” means all assets, properties, interests and other rights of the Selling Parties other than the Excluded Assets, including: (a) the cord blood, cord tissue and isocell units set forth in Schedule 1.1, which are the subject of Assumed Contracts (provided, that, notwithstanding anything else in this Agreement to the contrary, the cord blood, cord tissue and isocell units set forth in Schedule 1.1 and otherwise in the custody of any Selling Party are the assets and property of the contractual counterparties listed on Schedule 1.1 and are not the assets nor property of any Selling Party nor the Buyer following the consummation of this transaction); (b) the Assumed Contracts and all rights in, under and related thereto; (c) all prepaid expenses, deposits, rebates, credits, advances, other prepayments and related rights paid, obtained by, or related to the Selling Parties; (d) all Intellectual Property of the Selling Parties and all rights thereunder or in respect thereof, including all Seller Intellectual Property, any third-party Intellectual Property licensed by the Selling Parties and all rights to the names of the Selling Parties; (e) all training materials, presentation materials and sales or promotional materials of the Selling Parties; (f) the Tangible Assets; (g) all books, files, papers, ledgers, correspondence, databases, information systems, programs, materials, documents and records of the Selling Parties, including all records and documents relating to the Acquired Assets, the Assumed Liabilities, and the Selling Parties’ accounts receivable and unbilled accounts receivable and work-in process (including the purchasing, sales and return materials authorization records, testing records for all the Selling Parties’ products, customer, vendor and pricing lists, accounting, financial and business records, billing records, product documentation, inventory records, product specifications, research and development records, patent disclosures, patent files histories, manuals, marketing requirement documents, end user documentation, packaging materials, brochures, user manuals, graphics and artwork), on whatever medium; (h) all permits of the Selling Parties; (i) the goodwill of the Selling Parties; (j) all assets, properties, interests and other rights necessary to operate the Business as now conducted or presently proposed to be conducted including but not limited to those items set forth on Schedule 2.1; (k) all claims, causes of action, rights to tender claims or other rights against any Person related to the Acquired Assets; and (l) all of the Selling Parties’ other tangible and intangible assets.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the Preamble.

“Allocation Schedule” shall have the meaning set forth in Section 2.5(c).

“Applicable Anti-Corruption Laws” shall have the meaning set forth in Section 3.27(a).

“Assumed Contracts” means the pre-donor qualifications healthcare questionnaire, informed consent forms, storage contracts and other agreements pertaining to each cord blood, cord tissue and isocell unit set forth in Schedule 1.1, entered into by a Selling Party and each in the form attached hereto as Exhibit E, which shall not include any such documents with the counterparties listed on Schedule 2.2.

“Assumed Liabilities” shall have the meaning set forth in Section 2.3.

“Balance Sheet” means the consolidated unaudited balance sheets of the Seller at the Balance Sheet Date.

“Balance Sheet Date” means September 30, 2017.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably form the basis for any specified consequence.

“Basket” shall have the meaning set forth in Section 8.5(a).

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“Benefit Plan” means each (a) employment or consulting agreement with a Selling Party employee or other service provider of a Selling Party that is in effect as of the date hereof or under which the Seller, any other Selling Party or any ERISA Affiliate has any outstanding Liability or obligations, and (b) Employee Benefit Plan (whether or not such plan is subject to ERISA) or other employee benefit, bonus, deferred compensation, incentive, equity, or equity-based compensation, stock option, securities purchase, stock appreciation, retirement or supplemental retirement, pension, employment, consulting, fringe benefit, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, and other similar fringe or employee benefit plan, program, arrangement, policy or practice, in each case (i) covering any Selling Party employee or other service provider of a Selling Party (or any dependent or beneficiary thereof), (ii) to which the Seller, any other Selling Party or any of its ERISA Affiliates is a party, (iii) with respect to which the Seller or any of its ERISA Affiliates has or could have any obligation or Liability or (iv) which is maintained, contributed to, sponsored by or required to be contributed to by the Seller, any other Selling Party or any of its ERISA Affiliates.

“Bill of Sale and Assignment and Assumption Agreement” shall have the meaning set forth in Section 2.8(a).

“Business” means the cryogenic storage of stem cells, cord blood and cord tissue and other related services currently conducted by the Selling Parties.

“Buyer” shall have the meaning set forth in the Preamble.

“Buyer Indemnified Parties” shall have the meaning set forth in Section 8.2.

“Closing” shall have the meaning set forth in Section 2.7.

“Closing Date” shall have the meaning set forth in Section 2.7.

“Closing Payment” shall have the meaning set forth in Section 2.5(a).

“COBRA” shall have the meaning set forth in Section 5.22.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Competing Proposal” means any offer or proposal (whether or not in writing) from any Person relating to any (a) merger, consolidation, share exchange, business combination or other similar transaction, or series of transactions, involving the Seller or any other Selling Party that, if consummated, would result in a third party acquiring twenty percent (20%) or more of the outstanding voting power of the Seller, such Selling Party, or the surviving entity of such transaction immediately following such transaction, or series of transactions, (b) sale, lease, license, disposition or other transfer of ownership by the Seller or any other Selling Party (including by way of merger, consolidation, share exchange, business combination, joint venture, sale of shares of capital stock of the Seller or otherwise), through a transaction, or series of transactions, of any of the Acquired Assets, (c) issuance of shares of capital stock, or other equity interest in, of the Seller, or any other Selling Party, representing twenty percent (20%) or more of the voting power of the Seller or such Selling Party, (d) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning more than twenty percent (20%) of the shares of capital stock of the Seller, or any other Selling Party, then outstanding or (e) any other transaction or series of transactions that would otherwise be inconsistent with transactions contemplated by this Agreement.

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“Competitive Services” shall have the meaning set forth in Section 5.3.

“Confidential Information” shall have the meaning set forth in Section 5.4.

“Content” shall have the meaning set forth in Section 3.9(k).

“Credit Agreement” means the Credit Agreement, dated as of August 19, 2014, as amended by the Second Amendment and as otherwise amended, modified, renewed, extended or amended, restated, or replaced from time to time, among Cryobank Holdings, LLC, a Delaware limited liability company, California Cryobank LLC, a California limited liability company, certain other loan parties party thereto from time to time, the financial institutions party thereto as lenders and Golub Capital LLC, as administrative agent for the lenders.

“Customer” shall have the meaning set forth in Section 5.11(a).

“Domain Names” shall have the meaning set forth in Section 3.9(k).

“Employee Benefit Plan” shall have the meaning specified in Section 3(3) of ERISA and shall include both “employee pension benefit plans” within the meaning of Section 3(2)(A) of ERISA (including any simplified employee pension plans subject to Section 408(k) of the Code) and “employee welfare benefit plans” within the meaning of Section 3(1) of ERISA.

“End Date” shall have the meaning set forth in Section 7.1.

“Environmental Laws” means all federal, state, or local Laws pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any other Law relating to health, safety or the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each Person which is or was required to be treated as a single employer with the Seller under Section 414 of the Code or Section 4001(b)(1) of ERISA.

“Escrow Agent” means US Bank National Association.

“Escrow Agreement” shall have the meaning set forth in Section 2.8(a).

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“Escrow Payment” shall have the meaning set forth in Section 2.5(b).

“Exchange Act” shall have the meaning set forth in Section 3.12(a).

“Excluded Assets” shall have the meaning set forth in Section 2.2.

“Excluded Documents” means (a) the corporate organizational documents, minute books, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, general ledgers, Tax Returns and other Tax-related documents, seals, minute books, stock transfer books or similar documents of any Selling Party, (b) any data and information, including personnel files, relating to any Seller Employee or Seller Consultant or (c) any data and information the transfer of which hereunder is prohibited by applicable Law.

“Excluded Liability” means any Liability of the Seller Parties not specifically assumed by the Buyer pursuant to Section  2.3, including (a) any Liability arising in connection with any Excluded Asset; (b) any Liability resulting from violations of any applicable Laws by the Selling Parties or infringement of third-party rights or interests; (c) all Seller Employee Liabilities; (d) any proceeding against the Selling Parties or the Acquired Assets arising out of or relating to any occurrence or event happening prior to the Closing Date; (e) any Liability that arises out of or relates to any breach of, or failure to perform or comply with, any covenant or obligation by the Selling Parties; (f) any Liabilities under the Assumed Contracts for any period prior to Closing Date; (g) all Special Liabilities; (h) any Liabilities listed on Schedule 2.4; and (i) any Liability of the Selling Parties arising prior to the Closing Date.

“Excluded Subsidiaries” means Vida Plus 2007, S.L. and China Stem Cells, Ltd.

“Exploit” means develop, design, test, modify, make, use, sell, have made, used and sold, import, reproduce, market, distribute, commercialize, support, maintain, correct and create derivative works of.

“Facility” shall have the meaning set forth in Section 3.6(a).

“FDA” shall have the meaning set forth in Section 3.8.

“Financing Source” means the financial institutions identified as lenders under the Credit Agreement, together with Golub Capital, LLC, as administrative agent for the lenders.

“Financing Source Related Parties” means the Financing Source and its Affiliates, partners, trustees, and equityholders, and the directors, officers, employees, advisors, representatives, attorneys-in-fact and agents of the foregoing, including their respective successors and assigns, which shall not include the Buyer or its Affiliates.

“FIRPTA Certificate” shall have the meaning set forth in Section 2.8(a).

“Fundamental Representations and Warranties” means such representations and warranties set forth in Section 3.1 (Organization of Seller), Section 3.2 (Authorization of Transaction), Section 3.3 (Noncontravention), Section 3.5 (Title to Assets), Section 3.15 (Taxes) and Section 3.19 (Brokers’ Fees).

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“GAAP” means United States generally accepted accounting principles, consistently applied.

“Government Official” has the meaning set forth in Section 3.27(b).

“Governmental Authority” means any federal, state, local municipal and foreign, international, or multinational government, administration or quasi-governmental and related agencies, boards, commissions and all other regulatory bodies, including any securities exchange.

“In-Bound License Agreement” shall have the meaning set forth in Section 3.9(d).

“Indemnified Party” shall have the meaning set forth in Section 8.1.

“Indemnifying Party” shall have the meaning set forth in Section 8.1.

“Insurance Policies” shall have the meaning set forth in Section 3.17.

“Intellectual Property” means, with respect to the Selling Parties, all patents, patent rights, patent applications, registered trademarks and service marks, trademark rights, trademark applications, service mark rights, service mark applications, trade names, fictitious names, domain names, email addresses, websites, registered copyrights, copyright rights (including computer programming code) and all intellectual, industrial and proprietary rights and trade secrets, technology and know-how in which any Selling Party has an ownership or licensed interest or which any Selling Party uses in the Business, in each case together with any amendments, modifications and supplements thereto.

“Internal Systems” means the software and documentation and the computer, communications and network systems (both desktop and enterprise-wide), servers, hardware, equipment, materials and apparatus used by the Selling Parties in their business or operations or to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test the products manufactured, distributed, licensed or sold by the Selling Parties, whether located on the premises of the Selling Parties or hosted at a third-party site.

“IP Assignment and Assumption Agreement” shall have the meaning set forth in Section 2.8(a).

“IRS” shall have the meaning set forth in Section 2.5(c).

“Knowledge” means, with respect to the Seller, the actual knowledge of the Selling Parties (including their respective officers and directors) and such knowledge as such management (including their respective officers and directors) could reasonably be expected to have been obtained through reasonable investigation, and with respect to the Buyer, actual knowledge of the Buyer (including its officers and directors) and such knowledge as such management (including its officers and directors) could reasonably be expected to have been obtained through reasonable investigation.

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“Laws” means all laws, rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, interpretations, constitution, ordinance, common law, treaty or other legal requirement.

“Lease” means a lease, dated as of June 16, 2009, by and between the Lessor and the Seller, as Lessee, as amended and extended.

“Leased Premises” means the approximately 16,523 rentable square feet on the second floor of a building known as 1857 Helm Drive, Las Vegas, Nevada 89119.

“Lessor” means Spencer Airport Center, LLC.

“Liability” means any claims, debts, liabilities, obligations or commitments of any nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement, defect of title, third party right (including co-ownership right), charge or encumbrance of any nature whatsoever.

“Losses” means all Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys’ and expert witness fees and disbursements in connection with investigating, defending or settling any action or action threatened in writing), arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter.

“Material Adverse Effect” means with respect to a particular Person (or with respect to the Business, if no particular Person is specified), any change, effect or circumstance that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of such Person taken as a whole; provided, that the foregoing shall not include any fact, event, circumstance, change, condition, occurrence or effect occurring after the date hereof following or resulting from (a) any outbreak of war or act of sabotage or terrorism or natural or man-made disasters, (b) changes in Laws or applicable accounting rules or enforcement or interpretation thereof, in each case proposed, adopted or enacted after the date of this Agreement, (c) changes or conditions that generally affect the industry and market in which the Selling Parties operate, (d) any failure, in and of itself, of the Selling Parties to meet any internal or published projections, estimates, budgets, plans or forecasts of revenues, earnings or other financial performance measures (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Material Adverse Effect if such facts are not otherwise excluded under this definition), (e) any action taken by the Selling Parties at the express written request of Buyer or expressly required by this Agreement, or (f) any litigation brought by current or former shareholders of the Seller alleging breach of fiduciary duty or inadequate disclosure in connection with this Agreement or any of the transactions contemplated hereby or otherwise challenging any of the transactions contemplated hereby; provided, further, that, in the case of clause (a), (b) or (c), only to the extent such fact, event, circumstance, change, condition, occurrence or effect has a disproportionate effect on such Person, relative to other participants in the industry in which the Selling Parties operate.

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“Material Contracts” shall have the meaning set forth in Section 3.7.

“Non-Transferable Asset” shall have the meaning set forth in Section 5.8(b).

“Notice of Superior Proposal” shall have the meaning set forth in Section 5.20(d).

“Out-Bound License Agreement” shall have the meaning set forth in Section 3.9(e).

“Party” shall have the meaning set forth in the Preamble.

“Patent Rights” means: (a) all patents and patent applications (including provisional patent applications); (b) all utility models, design registrations and certificates of invention and applications for utility models, design registrations and certificates of invention; and (c) all other governmental grants and applications for governmental grants for the protection of inventions or industrial designs (including all continuations, continuations-in-part, divisionals, renewals, extensions, reissues and reexaminations and applications or requests therefor).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority (or any department, agency, or political subdivision thereof).

“Personal Data” means any piece of information that allows the identification of a natural person, including a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number or other government issued identification number, passport number, financial account number, or credit or debit card number.

“Privacy Agreements” shall have the meaning set forth in Section 3.21.

“Processing Agreement” shall have the meaning set forth in Section 5.28.

“Public Software” means any software that is distributed as, or derived from, free software, “copyleft” software, open source software, or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (a) the GNU General Public License (GPL) or Lesser/Library GPL (LGPL); (b) the Artistic License; (c) the Mozilla Public License; (d) the Netscape Public License; (e) the Sun Community Source License (SCSL); (f) the Sun Industry Standards Source License (SISSL); (g) the BSD License; (h) the Apache Software License; or (i) any other license described by the Open Source Initiative as set forth at www.opensource.org.

“Purchase Price” shall have the meaning set forth in Section 2.5.

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“Related Party” means the Seller, manager, member, any trustee or other Affiliate of the Seller, any officer, director, employee, shareholder or Affiliate of the Seller, or any spouse, child or parent of any of the foregoing individuals.

“Related Party Arrangement” shall have the meaning set forth in Section 3.24.

“Restricted Party” shall have the meaning set forth in Section 5.3.

“Restricted Period” shall have the meaning set forth in Section 5.3.

“Sarbanes-Oxley Act” shall have the meaning set forth in Section 3.12(a).

“Second Amendment” means Amendment No. 2 to Credit Agreement, dated on or about the date hereof, among California Cryobank LLC, a California limited liability company, the financial institutions party thereto as lenders and Golub Capital LLC, as administrative agent for the lenders.

“Securities Act” shall have the meaning set forth in Section 3.12(a).

“Seller” shall have the meaning set forth in the Preamble.

“Seller Commission Documents” shall have the meaning set forth in Section 3.12(a).

“Seller Consultants” shall have the meaning set forth in Section 3.22(a).

“Seller Employees” shall have the meaning set forth in Section 3.22(a).

“Seller Employee Liabilities” means any and all Liabilities incurred in connection with (a) any Benefit Plan or any other employment or benefit plan, program, agreement or arrangement maintained, sponsored or contributed or required to be contributed to by a Selling Party or any of its Affiliates or with respect to which a Selling Party or any of its Affiliates has any Liability or (b) the employment or service by, or termination from employment or service by, a Selling Party or any of its Affiliates of any Person, including any and all Liabilities pertaining to any salary or wages, vacation pay, bonuses or any other type of compensation or benefits.

“Seller Financial Statements” shall have the meaning set forth in Section 3.12(a).

“Seller Indemnified Parties” shall have the meaning set forth in Section 8.3(a).

“Seller Licensed Intellectual Property” means all Intellectual Property that are licensed to any of the Selling Parties by any third party.

“Seller Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by any of the Selling Parties, in whole or in part.

“Seller Registered Intellectual Property” means United States and foreign Patent Rights, registered Trademarks, registered copyrights and designs, mask work registrations and applications for each of the foregoing that are registered or filed in the name of any of the Selling Parties, alone or jointly with others.”

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“Seller Representatives” shall have the meaning set forth in Section 5.20(a).

“Seller Shareholder Meeting” shall have the meaning set forth in Section 5.19(d).

“Seller Shareholder Approval” shall have the meaning set forth in Section 5.19(a).

“Selling Parties” means the Seller and each of the Seller’s subsidiaries, which shall not include the Excluded Subsidiaries.

“Set-off Claim” shall have the meaning set forth in Section 8.4.

“Set-off Claim Dispute Notice” shall have the meaning set forth in Section 8.4.

“Special Liabilities” means, to the extent any such Liabilities are not otherwise paid in full prior to the Closing, any Liability for: (a) severance, change in control bonus or other payment, paid time off, vacation pay, or other compensation provided or payable to Seller Employees or Seller Consultants, including, in each case, any employee withholding Taxes and any employer payroll Taxes thereon, and any amounts payable to any Seller Employee or any Seller Consultant pursuant to any bonus arrangement as a result of any such Person’s service to the Selling Parties through the Closing, and (b) any transaction fees and expenses of the Company related to the transactions contemplated hereby and incurred (whether or not invoiced) by the Selling Parties prior to Closing, including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees and expenses of accountants.

“Storage” means the obligation to (a) maintain and store cord blood, cord tissue and isocell units, (b) maintain all associated records relating to such cord blood, cord tissue and isocell units and (c) make said cord blood, cord tissue and isocell units available upon request to the owner, all as set forth in the Assumed Contracts.

“Superior Proposal” means an unsolicited bona fide written Competing Proposal that the board of directors of the Seller reasonably concludes in good faith, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial, regulatory, and other aspects of the proposal and the person or entity making the proposal (including any break-up fees, expense-reimbursement provisions, and conditions to consummation), (a) is more favorable, from a financial point of view, to the Seller’s shareholders than the transactions contemplated by this Agreement, and (b) is reasonably likely to be consummated on a timely basis on the terms proposed (taking into account financing, among other things).

“Superior Proposal Termination Fee” shall have the meaning set forth in Section 7.2(a).

“Supporters” shall have the meaning set forth in the Recitals.

“Survival Date” shall have the meaning set forth in Section 8.1.

“Tangible Assets” means all of the Selling Parties’ tangible assets listed on Schedule 2.1.

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“Tax” or “Taxes” means (a) any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, withholding, social security (or similar), personal property, sales, use, transfer, registration, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and (b) any Liability for the payment of any amounts of the type described in clause (a) by reason of contract, assumption, transferee Liability, operation of Law or as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period.

“Tax Consideration” shall have the meaning set forth in Section 2.5(c).

“Tax Return” means any report, return, statement, claim for refund, election, declaration, information return or other document with respect to any Tax filed or required to be filed with any taxing authority, or maintained or required to be maintained, in connection with the determination, assessment or collection of any Tax or the administration of any Tax Laws, including any schedule or attachment thereto, and including any amendment thereof.

“Trademarks” means any trademarks (whether or not registered), service marks, trade dress, trade names, logos, domain names, URLs, corporate names, doing business as designations (DBAs), and fictitious names, together with all of the goodwill of the business symbolized thereby.

“Transaction Documents” means this Agreement, all transfer documents relating to the Acquired Assets, and any other agreements and documents contemplated hereby or thereby, including all assignments, the Bill of Sale and Assignment and Assumption Agreement, the IP Assignment and Assumption Agreement, the Escrow Agreement and the FIRPTA Certificate.

“Transaction Litigation” shall have the meaning set forth in Section 5.21.

“Transition Services Agreement” means a transition services agreement in substantially the form attached hereto as Exhibit F.

“URL” shall have the meaning set forth in Section 3.9(k).

“Xytex” shall have the meaning set forth in Section 3.28(a).

“Xytex Agreements” shall have the meaning set forth in Section 3.28(c).

“Xytex Assets” shall have the meaning set forth in Section 3.28(a).

“Xytex Assumed Contracts” shall have the meaning set forth in Section 3.28(b).

“Xytex Facility” shall have the meaning set forth in Section 3.28(a).

2. ACQUISITION OF ASSETS BY BUYER.

2.1 Purchase and Sale of Assets. The Seller agrees to, and will cause the other Selling Parties to, sell, assign, convey, transfer, and deliver to the Buyer, and the Buyer agrees to purchase from the Selling Parties, at the Closing the Acquired Assets, subject to and upon the terms and conditions contained herein, free and clear of any Lien of any kind whatsoever.

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2.2 Excluded Assets. There shall be excluded from the items to be sold, assigned, transferred, conveyed and delivered to the Buyer hereunder, and to the extent in existence on the Closing Date, there shall be retained by the Selling Parties the following assets (collectively, the “Excluded Assets”) of the Selling Parties:

(a) any cash;

(b) any bank accounts;

(c) any notes, accounts or intercompany receivable;

(d) the Excluded Documents;

(e) all contracts that are not Assumed Contracts, including all contracts with the counterparties listed on Schedule 2.2;

(f) any office equipment, office furnishings, office computers, office telephones, office furniture and office supplies;

(g) all real property or any interest in real property owned or leased by any Selling Party, including the Lease;

(h) the Internal Systems;

(i) any Benefits Plans, together with any right title or interest in any assets thereof or relating thereto;

(j) any insurance policies;

(k) custody of any cord blood, cord tissue or isocell units stored on behalf of the counterparties listed on Schedule 2.2;

(l) any documents resulting from or entered into in connection with any Selling Party’s business relationship for the storage of cord blood, cord tissue or isocell units with any counterparty listed on Schedule 2.2;

(m) any Tax assets (including the right to refunds or credits); and

(n) any equity or similar interest held by any Selling Parties, including any equity in Cord Partners, Inc., CorCell Companies, Inc., CorCell Ltd., CBA Properties, Inc., Career Channel, Inc., Vida Plus 2007, S.L. or China Stem Cells, Ltd.

2.3 Assumption of Liabilities. The Buyer shall, after the Closing Date, assume and timely pay, perform or otherwise discharge the Liabilities of the Selling Parties expressly set forth in the Assumed Contracts which relate to the period from and after the Closing Date (the “Assumed Liabilities”).

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2.4 Excluded Liabilities. Any Liabilities not specifically assumed pursuant to Section 2.3, including those Liabilities set forth on Schedule 2.4, shall not be part of the Assumed Liabilities and shall not be, whether as a transferee or successor, by contract, operation of Law or otherwise,  transferred to or assumed by the Buyer. The Seller agrees to, and shall cause the other Selling Parties to discharge all Excluded Liabilities and the Buyer shall not assume or be responsible for any of the Excluded Liabilities.

2.5 Purchase Price. In consideration of the sale of the Acquired Assets to the Buyer and the assumption of the Assumed Liabilities, and subject to the satisfaction of the terms, conditions and covenants of this Agreement, the Buyer agrees to pay to the Seller up to Fifteen Million Five Hundred Thousand Dollars ($15,500,000.00) (the “Purchase Price”) as follows:

(a) Twelve Million Five Hundred Thousand Dollars (12,500,000.00) in immediately available funds (the “Closing Payment”) shall be paid to the Seller at the Closing;

(b) Three Million Dollars ($3,000,000.00) (the “Escrow Payment”) shall be paid to the Escrow Agent in immediately available funds at the Closing to be held by the Escrow Agent and released in accordance with the terms of the Escrow Agreement; and

(c) As soon as practicable following the Closing, the Buyer shall prepare and deliver to the Seller an allocation schedule (the “Allocation Schedule”) setting forth the Buyer’s allocation to the Acquired Assets of the total consideration deemed paid by the Buyer pursuant to this Agreement for U.S. federal income tax purposes (the “Tax Consideration”), including the Closing Payment, the Assumed Liabilities, and all other relevant items that are properly includible in determining the amount paid by the Buyer for the Acquired Assets for U.S. federal income tax purposes. The Buyer will permit the Seller to review and comment on such Allocation Schedule and shall consider in good faith such changes as are reasonably requested by the Seller; provided, that such comments are delivered to the Buyer in writing within fifteen (15) days of the Seller’s receipt of the Allocation Schedule. If the Tax Consideration changes at any time after the Allocation Schedule is prepared by the Buyer and provided to the Seller, the Buyer shall prepare and provide to the Seller for review and comment a revised Allocation Schedule that reflects the change. The Buyer shall consider in good faith such changes as are reasonably requested by the Seller; provided, that such comments are delivered to the Buyer in writing within fifteen (15) days of the Seller’s receipt of the revised Allocation Schedule. The Parties shall, and shall cause their respective Affiliates to, file all Tax Returns (including, but not limited to, IRS Form 8594) in a manner consistent with (and the Parties and their respective Affiliates shall not otherwise take any Tax position, whether in audits, Tax Returns or otherwise, inconsistent with) the Allocation Schedule, unless required by the Internal Revenue Service (“IRS”) or other applicable taxing authority.

2.6 Withholding of Tax. The Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as the Buyer (or any Affiliate thereof) shall determine in good faith that they are required to deduct and withhold with respect to the making of such payment under the Code or any provision of any other Tax Laws. To the extent that amounts are so withheld by the Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the payee with respect to which such amount was withheld.

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2.7 Closing Time and Location. Subject to any earlier termination of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall occur on later of March 31, 2018, or the fifth (5th) business day following the satisfaction or waiver of all the conditions and obligations of the Parties to consummate the transactions (other than the conditions with respect to the actions the respective Parties will take as of the Closing itself) or such date as the Parties may mutually agree (the “Closing Date”). The Closing will be effected by the exchange of signature pages by fax or email and the delivery of original documents and instruments by reputable overnight courier, or at such other location or date as the Parties may mutually agree upon in writing.

2.8 Deliveries at the Closing.

(a) At or before the Closing, the Seller will, or will cause the applicable Selling Party to, deliver to the Buyer:

(i) a certificate, duly executed by the Seller, certifying that, as of the Closing, all conditions set forth in Section 6.1 have been satisfied;

(ii) a bill of sale and assignment and assumption agreement, duly executed by the Seller, in substantially the form attached hereto as Exhibit A (the “Bill of Sale and Assignment and Assumption Agreement”);

(iii) an IP assignment and assumption agreement, duly executed by the Seller, in substantially the form attached hereto as Exhibit B (the “IP Assignment and Assumption Agreement”);

(iv) an escrow agreement, duly executed by the Seller and the Escrow Agent, in substantially the form attached hereto as Exhibit C (the “Escrow Agreement”);

(v) a statement pursuant to Treasury Regulation Section 1.1445-2(b), duly executed by the Seller, in substantially the form attached hereto as Exhibit D that providing that the Seller is not a “foreign person” for purposes of Section 1445 of the Code (the “FIRPTA Certificate”);

(vi) the Transition Services Agreement, duly executed by the Seller, in substantially the form attached hereto as Exhibit F;

(vii) copies of all Assumed Contracts and associated records, charts and information;

(viii) any and all consents that may be required for the assignment or transfer of the Assumed Contracts or Acquired Assets;

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(ix) a certificate, duly executed by the secretary of the Seller, setting forth the certified articles of incorporation, by-laws (or equivalent organizational documents) (each as in effect immediately prior to the Closing) of each Selling Party and resolutions of each Selling Party’s board of directors and shareholders (or similar authorization of the applicable holder of equity) authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and certifying that (A) such articles of incorporation, by-laws (or equivalent organizational documents) and resolutions have not been amended or rescinded and are in full force and effect, and (B) each Selling Party’s authorizing officer executing this Agreement and other documents delivered pursuant to this Agreement is an incumbent officer and the specimen signature on the certificate is his or her genuine signature;

(x) evidence, to the reasonable satisfaction of the Buyer, that any Lien on the Acquired Assets has been released and discharged;

(xi) a good standing certificate for each Selling Party from the jurisdiction of incorporation of such Selling Party and from each state in which such Selling Party is qualified to do business, each dated as of a date reasonably close to the Closing; and

(xii) such other items or documents which may be required or appropriate in the reasonable determination of the Buyer in connection with the consummation of the transactions contemplated hereby.

(b) At or before the Closing, the Buyer will deliver to the Seller:

(i) the Closing Payment, in immediately available funds;

(ii) the Bill of Sale and Assignment and Assumption Agreement, duly executed by the Buyer;

(iii) the IP Assignment and Assumption Agreement, duly executed by the Buyer;

(iv) the Escrow Agreement, duly executed by the Buyer;

(v) the Transition Services Agreement, duly executed by the Buyer;

(vi) a certificate, duly executed by the secretary of the Buyer, setting forth the certified articles of organization, operating agreement (as in effect immediately prior to the Closing) and resolutions of its managers authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and certifying that (A) such articles of organization, operating agreement and resolutions have not been amended or rescinded and are in full force and effect, and (B) its authorizing officer executing this Agreement and other documents delivered pursuant to this Agreement is an incumbent officer and the specimen signature on the certificate is his or her genuine signature; and

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(vii) a good standing certificate for the Buyer from the State of California, dated as of a date reasonably close to the Closing.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

In order to induce the Buyer to purchase the Acquired Assets, the Seller represents, warrants and agrees that the following are true and correct as of the date hereof and will remain true and correct as of the Closing Date:

3.1 Organization of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is qualified to do business in all states and jurisdictions as it may be required in order to conduct its Business as it is currently being conducted, except where such failure to be qualified would not have a Material Adverse Effect. Each other Selling Party is an organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and is qualified to do business in all states and jurisdictions as it may be required in order to conduct its Business as it is currently being conducted, except where such failure to be qualified would not have a Material Adverse Effect. Each Selling Party has all necessary power and authority to (a) own its assets and conduct its Business as it is currently being conducted and (b) transfer the Acquired Assets and to assign the Assumed Contracts free and clear of all Liens. Except as set forth on Schedule 3.1, the Seller does not own, directly or indirectly, any outstanding voting securities or shares, debentures or other securities of or other interests of any nature whatsoever in, nor does it control, any other corporation, partnership, joint venture or other entity, except for its consolidated subsidiaries. The Seller has provided to the Buyer a complete and correct copy of the articles of organization, by-laws or equivalent organizational documents, each as amended to date, of each Selling Party. These articles of organization or equivalent organizational documents are in full force and effect. No Selling Party is in violation of the provisions of its articles of organization or equivalent organizational documents.

3.2 Authorization of Transaction. Each Selling Party has the corporate power and authority to enter into, to perform the obligations of such Selling Party under, and to consummate the transactions and other acts contemplated by this Agreement. The execution, delivery and performance of the Transaction Documents by each of the Selling Parties have been duly and validly authorized by all necessary company and other actions or proceedings. This Agreement has been duly executed and delivered by each Selling Party and the respective Transaction Documents to which such Selling Party is or will be a party constitute or will, when executed and delivered, constitute legal, valid and binding obligations of such Selling Party, enforceable in accordance with their terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar law as is now or hereinafter in effect relating to creditors’ rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other authority or person before which any proceeding therefore may be brought.

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3.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Authority, or court to which any Selling Party or any of its property is subject or any provision of the articles, by-laws or other organizational documents of such Selling Party, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which any Selling Party is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets) including but not limited to the Material Contracts, except where the breach or default would not be expected to have individually or in the aggregate a Material Adverse Effect on the Selling Parties or (c) violate or conflict with any provision of the articles, by-laws or organizational documents of any Selling Party. Except for compliance with the applicable rules and regulations of the Commission, no Selling Party needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or Governmental Authority in order for the Parties to consummate the transactions contemplated hereby. Each Selling Party, upon notice to the respective contractual counterparties, has the right to assign and transfer all Assumed Contracts to the Buyer. In addition, the assignment, transfer and disclosure of the cord blood, cord tissue and isocell units with respect to any such Assumed Contracts will comply with all privacy or other rights of any party and comply with all laws, statutes, rules and regulatory provision of all Governmental Authority.

3.4 Capitalization.

(a) Schedule 3.4 sets forth the record and beneficial owners of the issued and outstanding stock of each Selling Party held by its respective executive officers, directors and shareholders holding more than 5% of the outstanding stock of such Selling Party. The foregoing notwithstanding, this disclosure shall be limited to record holders to the extent shares are held in depository accounts, such as CEDE & Co.

(b) All of the issued and outstanding stock or equivalent ownership interests of each Selling Party have been duly authorized and validly issued, and, as applicable, are fully paid and non-assessable. No restrictions on transfer, repurchase option, right of redemption, preemptive rights, proxies, ownership agreements, rights of first refusal or other agreements or rights exist with respect to the stock or equivalent ownership interests of any Selling Party, and no such rights arise by virtue of or in connection with the transactions contemplated hereby; and to the extent permitted by Law, each Selling Party has waived (or hereby irrevocably waives) any and all such rights.

(c) Except as set forth in Schedule 3.4, there is no: (i) outstanding, or right to acquire any, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or sell or issue, relating to, any stock, economic interests, profits interests or other equity or ownership interest in any Selling Party; (ii) outstanding, or right to acquire any security, instrument or obligation that is or may become convertible into or exchangeable for any stock, profits interests or other securities of any Selling Party; (iii) contract under which any Selling Party is or may become obligated to sell, transfer, encumber or otherwise issue any stock, profits interests or any other securities; or (iv) condition or circumstance that may give rise to or provide a Basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any stock, profits interests or other securities of any Selling Party. As of the Closing, no such economic interests, profits interests, stock appreciation, stock option, restricted stock, phantom stock, profit participation or other similar rights with respect to any Selling Party shall be outstanding.

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3.5 Title to Assets. Except as set forth on Schedule 3.5, the Selling Parties, collectively, have good, valid and marketable title to, and the power to sell, all of the Acquired Assets, free and clear of all Liens and claims of third parties. To the Knowledge of the Selling Parties, the Acquired Assets are sufficient to operate the Business as it is currently being conducted and constitute all of the properties, rights, interests and other tangible and intangible assets reasonably necessary to enable the Buyer to own and use the Acquired Assets in the manner in which the Acquired Assets are currently owned and used.

3.6 Real Property.

(a) The Selling Parties do not own any real property. Schedule 3.6(a) sets forth an accurate and complete list of all real property leased by the Selling Parties (each, a “Facility” and collectively, the “Facilities”). True, complete and correct copies of all leases of real property listed on Schedule 3.6(a) have been provided or made available to the Buyer. Except as otherwise disclosed on Schedule 3.6(a), no Selling Party has entered into any written or oral sublease, license, option or other right granting to any Person the right to use or occupy any portion of any Facility. Each lease set forth on Schedule 3.6(a) is in full force and effect and constitutes a valid and binding agreement of a Selling Party in accordance with its terms and there is no existing material breach or material default by such Selling Party under any such lease.

(b) Schedule 3.6(b) sets forth an accurate list of all owned and leased personal property included on the Balance Sheet and all other personal property owned or leased by the Selling Parties (i) as of the Balance Sheet Date, or (ii) acquired since the Balance Sheet Date, in each case valued in excess of Five Thousand Dollars ($5,000), including an indication as to which assets are currently owned, or were formerly owned, by the Selling Parties or Affiliates of the Selling Parties. True, complete and correct copies of all leases of personal property and equipment listed on Schedule 3.6(b) have been provided or made available to the Buyer. All of the personal property and equipment listed on Schedule 3.6(b) is in good working order and condition, ordinary wear and tear excepted. Schedule 3.6(b) sets forth a list of all cryogenic tanks owned by the Selling Parties and lists the condition of such tanks and the expected useful life of each tank. All personal property and equipment used by the Selling Parties is either owned by a Selling Party or leased under an agreement listed on Schedule 3.6(b). All leases set forth on Schedule 3.6(b) are in full force and effect and constitute valid and binding agreements of the Selling Parties and to the Knowledge of the Seller, the other party or parties thereto in accordance with their respective terms.

(c) Each Selling Party has good and marketable title to or, in the case of leased property, have valid leasehold interests in, all tangible personal property (including all fixtures, leasehold improvements, equipment (including computer hardware and communications equipment), whether or not such equipment constitutes a fixture under applicable Law, machinery, assets, tools and tooling, parts, office, operating and other supplies and furniture) material to its business as presently conducted, all of which are free and clear of any and all Liens. There are no facts or conditions affecting the any Selling Party’s assets that could, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated by such Selling Party, or their adequacy for such use.

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(d) Each Selling Party has good and marketable title to or leasehold interest in, is the exclusive legal and equitable owner or leaseholder of, and has the unrestricted power and right to sell, assign and deliver the Acquired Assets. Except as provided in Schedule 3.5, the Acquired Assets are free and clear of all Liens of any kind or nature. Upon Closing, the Buyer will acquire exclusive, good and marketable title or license to or a valid leasehold interest in (as the case may be) the Acquired Assets, free and clear of all Liens.

(e) The shareholders of the Seller do not own, lease, license or use any tangible personal property (including any fixtures, leasehold improvements, equipment (including computer hardware and communications equipment), whether or not such equipment constitutes a fixture under applicable Law, machinery, assets, tools and tooling, parts, office, operating and other supplies and furniture) material to the Business. No Selling Party uses, leases, licenses or receives any assets of, or services from, any shareholder or owe any obligation or has any Liability with respect thereto.

3.7 Material Contracts. Schedule 3.7 contains a current list and brief description of all material contracts of the Selling Parties related to the Business (the “Material Contracts”). The Selling Parties have delivered to the Buyer full and complete copies of the Material Contracts; provided, that the Selling Parties are not assigning, and the Buyer is not assuming, any Material Contract except the Assumed Contracts. There exists no material breach of, default under, or any event or circumstance that, with the giving of notice, passage of time or both could result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any Material Contract set forth on Schedule 3.7. The form of contract entered into between any Selling Party and its customers is set forth on Exhibit E. No Selling Party has made modifications to such form with any customer except as set forth in Schedule 3.7, or such other de minimis modifications made in the ordinary course of business. The information set forth on Schedule 3.7 is true and accurate in all respects. The Material Contracts are all of the contracts that are necessary to operate the Business. Each Assumed Contract is legal, valid, binding and enforceable, in accordance with its terms (except to the extent such enforceability is limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium or similar Laws which affect creditors generally), and is in full force and effect. Each Selling Party has performed all material obligations required to be performed by it to date under each such Assumed Contract. No Person is currently renegotiating, or has the contractual right to renegotiate, any amount paid or payable to any Selling Party under any Material Contract or to the Knowledge of the Selling Parties any other term or provision of any contract (other than de minimis modifications made in the ordinary course of business).

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3.8 Licenses. Each Selling Party is currently and properly licensed, registered, certified and qualified under any applicable statute, rule, regulation or requirement of any Governmental Authority having jurisdiction over such matters to provide long-term Storage of the Acquired Assets and to perform the obligations to be imposed upon it by the Assumed Contracts, except where the failure to maintain the licenses, certifications or qualifications would not be material to the Business. A copy of each such Selling Party’s U.S. Food and Drug Administration (the “FDA”) registration and licenses are attached as Schedule 3.8.

3.9 Intellectual Property.

(a) Schedule 3.9(a) sets forth a complete and accurate list of all United States and foreign Seller Registered Intellectual Property and material unregistered trademarks, trade names and fictitious names, and, with respect to Seller Registered Intellectual Property, in each case enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, names of all current applicant(s) and registered owner(s), the current status of the application and the next steps required to be taken in connection with such application and the deadlines therefore, as applicable. The Selling Parties have delivered to the Buyer correct and complete copies of all registration and applications for Seller Registered Intellectual Property, as amended to date. All necessary registration, maintenance and renewal fees in connection with each item of Seller Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Seller Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Seller Registered Intellectual Property. There are no actions that must be taken by any Selling Party within one hundred eighty (180) days following the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Seller Registered Intellectual Property.

(b) The Selling Parties, collectively, are the sole and exclusive owners of all material Seller Intellectual Property (except the Seller Licensed Intellectual Property), free and clear of any Liens. No Selling Party has permitted its rights in the Seller Owned Intellectual Property to lapse or enter the public domain. The Seller Intellectual Property constitute all Intellectual Property necessary (i) to Exploit the products manufactured, distributed, licensed or sold by any Selling Party in the manner so done currently by such Selling Party, (ii) to Exploit any software as they are currently used by any Selling Party, and (iii) otherwise to conduct the Business. Other than the Seller Intellectual Property, no Intellectual Property has been developed or created by or on behalf of any Selling Party or the Business as now conducted.

(c) No Selling Party is a party to any claim, suit, action or proceeding, nor is any claim, suit, action or proceeding, to the Knowledge of the Seller, threatened, against any Selling Party that involves a claim of infringement, unauthorized use or violation of any Seller Intellectual Property, or challenging the ownership, right to use, sell, distribute, license or sublicense, validity or enforceability of any Seller Intellectual Property. To the Knowledge of the Selling Parties, the operation of the Business as now conducted does not currently infringe or misappropriate any Intellectual Property of any Person or constitute unfair competition or trade practices under the Laws of any jurisdiction, and no Selling Party has received written notice from any Person claiming that such operation infringes or misappropriates any Intellectual Property of any Person or constitutes unfair competition or trade practices under the Laws of any jurisdiction (nor does any Selling Party have Knowledge of any Basis therefor). To the Knowledge of the Seller, no third party is infringing upon or misappropriating, or has infringed upon or misappropriated, any Seller Owned Intellectual Property or any Seller Licensed Intellectual Property that is exclusively licensed to any Selling Party.

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(d) Schedule 3.9(d) identifies: (i) each item of Seller Licensed Intellectual Property and the license or agreement pursuant to which any Selling Party Exploits it; (ii) each agreement, contract, assignment or other instrument pursuant to which any Selling Party has obtained any joint or sole ownership interest in or to each item of Seller Owned Intellectual Property; and (iii) all such licenses, sublicenses and other agreements that require any Selling Party to license, assign or otherwise grant rights to additions, modifications or improvements to Seller Licensed Intellectual Property made by or for such Selling Party to any third party (each, an “In-Bound License Agreement”). Each Selling Party has delivered or made available to the Buyer copies of all licenses, sublicenses and other agreements identified above. Each Selling Party is in compliance with all material terms and conditions of all such licenses, sublicenses, and other agreements. No Selling Party is a party to any oral license, sublicense or other contract or understanding that, if reduced to written form, would be required to be listed in Schedule 3.9(d) under the terms of Section 3.9(d). No third party inventions, methods, services, materials, processes or software are included in or required to Exploit any product manufactured, distributed, licensed or sold by any Selling Party or Internal Systems, except as specifically set forth on Schedule 3.9(d).

(e) Schedule 3.9(e) identifies each license, sublicense, covenant or other agreement pursuant to which any Selling Party has assigned, transferred, licensed, distributed or otherwise granted any right or access to any person, or covenanted not to assert any right, with respect to any past, existing or future Seller Intellectual Property (each, an “Out-Bound License Agreement”). Each Selling Party has delivered or made available to the Buyer accurate and complete copies of all licenses, sublicenses, covenants and other agreements identified above, and each Selling Party is in compliance with all material terms and conditions of such licenses, sublicenses, covenants and other agreements. Except as described on Schedule 3.9(e), No Selling Party has agreed to indemnify any person against any infringement, violation or misappropriation of any Intellectual Property with respect to any product manufactured, distributed, licensed or sold by such Selling Party or any third party Intellectual Property.

(f) Each Selling Party has taken commercially reasonable necessary security measures to protect and enforce their trade secrets and otherwise safeguard and maintain the confidential and proprietary nature of all confidential information used by each in the conduct of the Business and have taken reasonable actions, consistent with industry standards, to protect against unauthorized use of, access to, or “hacking” into the Internal Systems utilized by such Selling Party in the operation of the Business and owned or controlled by or for such Selling Party. Each Selling Party has materially complied with all applicable contractual and legal requirements pertaining to information privacy and security. No complaint relating to an improper use or disclosure of, or a breach in the security of, any such information has been made or, to the Knowledge of the Seller, threatened against any Selling Party. To the Knowledge of the Selling Parties, there has been no: (i) unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of any Selling Party or (ii) breach of any Selling Party’s security procedures wherein confidential information has been disclosed to a third person.

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(g) All current officers, employees, consultants, independent contractors and other service providers of each Selling Party have executed and delivered to such Selling Party valid and binding agreements (copies of which have been provided to the Buyer) (i) requiring each such employee, consultant, independent contractor or other service provider to protect and preserve the confidentiality of the information and (ii) expressly assigning to such Selling Party all Intellectual Property arising from the services performed for such Selling Party by such persons.

(h) To the Knowledge of the Seller, there are no facts, circumstances, information, or Intellectual Property that could reasonably be expected (i) to render invalid or unenforceable any of the Intellectual Property included in the Seller Intellectual Property or (ii) to affect adversely, limit, restrict, impair or impede the ability of any Selling Party (or, after the consummation of the transactions contemplated hereby, the ability of the Buyer) to use and practice the Seller Intellectual Property.

(i) To the Knowledge of Seller, no federal, state, local or other government facilities or funding, or university or college facilities or funding, was used in the development of any Seller Intellectual Property owned by any Selling Party or claimed by any Selling Party to be owned by such Selling Party.

(j) Except for Intellectual Property in the public domain (such that they may be used by any Person without payment, condition or limitation), the Seller Owned Intellectual Property as included in the Acquired Assets and the Seller Licensed Intellectual Property as included in the Acquired Assets constitute all of the Intellectual Property required by or used in (or proposed by any Selling Party be used in) the conduct of the Business.

(k) Set forth on Schedule 3.9(k) are all Internet domain names and universal resource locators (“URLs”) with respect to which any Selling Party is the registrant (“Domain Names”), specifying the applicable entity. The Selling Parties, collectively, are the sole registrants of all Domain Names, and, except as specified in Schedule 3.9(k), all registrations of Domain Names are in good standing. No Selling Party uses to promote the Business, or use as its own domain name or URL, any domain names or URLs other than the Domain Names. To the Knowledge of the Seller, no action has been taken or is pending to challenge the any Selling Party’s rights to, suspend, cancel or disable any Domain Name, registration therefor or the right of such Selling Party to use a Domain Name. The Selling Parties, collectively, are the owners of, or has sufficient rights to display or make available, all content, data, and other information displayed or made available, as applicable, on the website associated with each of the Domain Names (collectively, the “Content”), and no consent, license or approval from any third party is required in connection with the sale or transfer of the registrations of the Domain Names and the continued use of the Content by the Buyer as the Domain Names and Content are currently used.

(l) Schedule 3.9(l) lists all Public Software that is used in the development of or incorporated in, linked to, interfaced with, embedded in, or included with the software of the Selling Parties or otherwise used in providing Services; provided, that such list does not include Public Software hosted by unaffiliated third parties (such as internet service providers) that is used by such third parties to provide services generally to their users. Each Selling Party is in material compliance with all open source license agreements under which such Public Software is licensed to such Selling Party. No Selling Party licenses or distributes any Public Software.

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(m) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby, nor any contract to which any Selling Party is a party or by which it is bound, will cause or require (or purports to cause or require) the Buyer or any of its Affiliates to (i) grant to any Person any license, covenant not to sue, release, immunity or other right with respect to or under any Intellectual Property, or (ii) be obligated to pay any royalties or other amounts, or offer any discounts, to any other Person.

(n) The software and tools used by the Selling Parties are free of any defects, bugs and errors that materially interfere or reasonably could materially interfere with the any Selling Party’s use of the software or tools, and do not contain any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that enable or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, tools, data or other materials. The Internal Systems, as such Internal Systems are included in the Acquired Assets, are reasonably sufficient for the existing needs of the Selling Parties. The Selling Parties, collectively, own or have valid rights to the Internal Systems to operate the Internal Systems as reasonably required for the Business. In the twelve (12)-month period prior to the date hereof, there has been no failure, breakdown or continued substandard performance of any Internal Systems that has caused a material disruption or interruption in or to the operation of the Business. Each Selling Party has taken commercially reasonable steps to provide for the remote site back-up of data and information critical to the conduct of the Business (including such data and information that are stored on magnetic or optical media in the ordinary course of business) in a commercially reasonable attempt to avoid material disruption or interruption in or to the conduct of the Business. Each Selling Party has in place commercially reasonable disaster recovery and business continuity plans, procedures and facilities. Each Selling Party has taken all reasonable steps, consistent with industry standards, to preserve any documents or information that might reasonably be expected to be produced in any proceeding involving such Selling Party or consistent with applicable Law.

3.10 Management. The current Chairman of the Board of the Seller is David Sandberg, the interim President and Secretary of the Seller is Anthony Snow and Timothy McGrath is a director of the Seller. The persons authorized to execute documents (including this Agreement) on behalf the Seller are David Sandberg, in his role as Chairman of the Board of the Seller, Anthony Snow in his role as President and Secretary of the Seller and Timothy McGrath in his role as a director of the Seller.

3.11 Legal and Other Compliance. Except as set forth on Schedule 3.11, there are no judicial or administrative actions, claims, suits, proceedings or investigations pending or threatened in writing against any Selling Party, the Buyer or the Acquired Assets or that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement nor, to the Knowledge of the Seller, is there any Basis for any such action, claim, suit, proceeding or investigation. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against any Selling Party or its employees affecting the Acquired Assets or the transactions contemplated hereby under any federal, state or local law. Since January 1, 2014, each Selling Party has not settled or compromised any suit, claim, action, arbitration, proceeding or investigation (whether filed or threatened). There are no claims, suits or proceedings by any Selling Party pending, or which such Selling Party has commenced preparations to initiate, against any other Person. Each Selling Party has all material licenses, permits, approvals and qualifications from any Governmental Authority necessary to carry on the Business and operations of such Selling Party, and all such items are in full force and effect. Each Selling Party has complied, in all material respects, with all of its governmental permits, licenses, registrations, certificates of occupancy, approvals and other authorizations. Each Selling Party is in compliance in all material respects with all applicable Laws.

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3.12 Financial Statements.

(a) Since January 1, 2015, the Seller has filed with or otherwise furnished to (as applicable) the Commission all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Seller with the Commission, as have been supplemented, modified or amended since the time of filing, collectively, the “Seller Commission Documents”). As of their respective filing dates or, if supplemented, modified or amended since the time of filing and prior to the date hereof, as of the date of the most recent such supplement, modification or amendment, the Seller Commission Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the Sarbanes-Oxley Act, each as in effect on the date each such document was filed. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Seller included in the Seller Commission Documents (collectively, the “Seller Financial Statements”) (i) complied as of their respective dates of filing in all material respects with the then applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, (ii) have been prepared in accordance with GAAP (as in effect in the United States on the date of such Seller Financial Statements) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments and as may be permitted by the Commission on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act) and (iii) fairly present the consolidated financial position and the consolidated results of operations, cash flows and changes in common stock equity of the Seller and its consolidated subsidiaries as of the dates and for the periods referred to therein (except, in the case of interim financial statements, for normal and recurring year-end adjustments and as may be permitted by the Commission on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act).

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(b) Schedule 3.12(b)(i) provides an accurate and complete breakdown and aging of all accounts receivable and any other receivables of the Seller as of the Balance Sheet Date. Except as set forth on Schedule 3.12(b)(ii), (i) all existing accounts receivable of the Seller (including those accounts receivable reflected on the Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the Balance Sheet Date and have not yet been collected) represent, in all material respects, valid obligations of the customers of the Seller arising from bona fide transactions entered into in the ordinary course of business and (ii) all such receivables and any other receivables are current and are collectible in full according to their respective terms, without any counterclaim or set off, when due subject to ordinary writeoffs and amounts reserved in the Seller Financial Statements. Except as disclosed on Schedule 3.12(b)(iii), no Person has any Lien on such receivables or any part thereof, and no agreement for deduction, discounts or other deferred price shall have been made with respect to any such receivables.

(c) Since the fiscal year ended December 31, 2016, there have not been any adverse changes in the business relationship of any Selling Party with any of its customers that, individually or in the aggregate, are material to the Business. Except as disclosed in Schedule 3.12(c), no more than three percent (3%) of the total customers of the Selling Parties have threatened in writing to terminate their relationship with any Selling Party, and no Selling Party has any Knowledge of any written or oral communication, fact, event or action that exists or has occurred that would indicate that more than three percent (3%) of the total customers of the Selling Parties would do so, whether as a result of the transactions contemplated hereby or otherwise.

3.13 Liabilities.

(a) There are no Liabilities of the Seller other than: (i) Liabilities reserved against or reflected on the Balance Sheet and not previously paid or discharged; (ii) accounts payable incurred after the Balance Sheet Date arising in the ordinary course of business and consistent with past practice (none of which in either case results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law); (iii) Liabilities that, in the aggregate, and together with (ii), do not total more than Twenty Thousand Dollars ($20,000); (iv) future performance obligations expressly set forth under any contracts listed on Schedule 3.7; or (v) as disclosed in Schedule 3.13. No Selling Party is a guarantor or otherwise liable for any Liabilities of any other Person other than endorsements for collection in the ordinary course of business.

(b) Schedule 3.13 provides an accurate and complete breakdown and aging as of the Balance Sheet Date of all accounts payable of each Selling Party and all debt of each Selling Party. No Selling Party is a party to, or has any commitment to become a party to, (i) any contract associated with off-balance sheet financing, including any arrangement for the sale of receivables, (ii) any hedging, derivatives or similar contract or arrangement or (iii) any contract pursuant to which such Selling Party is obligated to make any capital contribution or other investment in or loan to any Person.

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(c) Following the transactions contemplated by this Agreement, the Buyer will not be liable for any Liability of any kind whatsoever arising from or related to any Excluded Assets.

3.14 Adverse Changes. Except as specifically set forth on Schedule 3.14 since the Balance Sheet Date, (a) each Selling Party has operated the Business in the ordinary course and consistent with past practices and (b) no Selling Party has: (i) suffered a Material Adverse Effect or any effect, event or change that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or (ii) become subject to any Liabilities, except Liabilities incurred in the ordinary course of business of the Seller (and, in any case, not greater in the aggregate than One Hundred Thousand Dollars ($100,000)).

3.15 Taxes.

(a) Except as set forth on Schedule 3.15, the Seller has filed (or has had filed on its behalf) on a timely basis (after giving effect to any valid extensions of time to file) all Tax Returns it is required to have filed, and all such Tax Returns are correct and complete in all material respects. The Seller has not requested or been granted any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

(b) Except as set forth on Schedule 3.15, all Taxes required to have been paid by the Seller (whether or not shown on any Tax Return) have been paid on a timely basis. There are no Liens for Taxes on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to timely pay any Tax.

(c) The Seller has withheld and paid over all Taxes required to have been withheld and paid over and materially complied with all information reporting and backup withholding requirements in connection with amounts paid or owing to any third party. All Persons that have provided services to the Seller and that have been classified by the Seller as independent contractors for purposes of Laws applicable to Taxes and employee benefits were properly so classified.

(d) The Seller has complied with all sales Tax resale certificate exemption requirements.

(e) There are no pending or, to the Knowledge of the Seller, threatened examinations, audits or other proceedings for the assessment or collection of Taxes that could result in a Tax Lien against the Acquired Assets.

(f) There are no jurisdictions outside the United States in which the Seller is required to file a Tax Return, or are otherwise subject to Tax by virtue of having a permanent establishment or other place of business outside the United States, or, to the Knowledge of the Seller, otherwise. No claim has ever been made in writing (or otherwise to the Knowledge of the Seller) by a Governmental Authority in a jurisdiction where the Seller does not currently file a particular type of Tax Return or pay a particular type of Tax that the Seller is or may be required to file such Tax Return or pay such Tax (including obligations to withhold amounts with respect to Tax) in that jurisdiction. The Seller has not conducted activities in any jurisdiction that will require it to pay Taxes or file Tax Returns in such jurisdiction of a type that it had not filed or paid in the most recently ended taxable period for which a Tax or a Tax Return of such type would be due and which is listed on Schedule 3.15, except for the jurisdictions where the failure to register or cure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(g) Schedule 3.15 identifies all Tax Returns that the Seller has filed for which the applicable statute of limitations remains open and the taxable period covered by each such Tax Return, and identifies those Tax Returns or taxable periods that have been audited or are currently the subject of an audit by a Governmental Authority. The Seller has delivered to the Buyer complete and accurate copies of all documents requested in writing by the Buyer relating to Taxes of, or Tax Returns filed by or on behalf of, the Seller.

(h) No property owned by the Seller is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) ”tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, and (iii) ”tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.

(i) The Seller is not a party to any agreement under which it is treated as a lessor or lessee of “limited use property” within the meaning of Rev. Proc. 2001-28.

(j) There is no taxable income relating to the Acquired Assets that will be required under applicable Law to be reported by the Buyer or any of its Affiliates for any period after the Closing Date which taxable income was realized (or reflects economic income arising) prior to the Closing Date.

(k) The Seller is not a successor to any Person by reason of any acquisition of a substantial part of the assets of another Person, whether by contract or by operation of Law, and whether pursuant to a merger, consolidation or similar transaction.

(l) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any other event(s)) would result in the payment of any amount or provision of any benefit to any current or former Seller Employee or other service provider that would, individually or in combination with any other such payment or benefit, be considered an “excess parachute payment” (within the meaning of Section 280G of the Code) (without regard to Subsection (b)(4) thereof) or not be deductible by reason of Section 280G (as determined without regard to Section 280G(b)(4)). There is no written or unwritten agreement, plan, arrangement or other contract, including any Benefit Plan, by which the Seller or any ERISA Affiliate is bound to compensate, indemnify, gross-up or otherwise make whole, any current or former Seller Employee, other service provider of the Seller, or dependent or beneficiary thereof for additional or excise taxes paid or payable pursuant to Sections 409A, 457A or 4999 of the Code or any costs or Liabilities relating thereto.

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3.16 Employee Benefit Plans.

(a) A true, correct and complete list of each Benefit Plan is set forth on Schedule 3.16. Neither the Seller nor any of its ERISA Affiliates has any express or implied commitment (i) to create, incur Liability with respect to, or cause to exist any new Employee Benefit Plan, program or arrangement that would be considered a Benefit Plan or (ii) to modify, change or terminate any Benefit Plan, other than with respect to a modification, change or termination required by applicable Laws.

(b) There has been delivered or made available to the Buyer, with respect to each Benefit Plan, the following, to the extent applicable (or, to the extent no such copy exists, a description of): (i) a true and complete copy of each Benefit Plan as in effect on the date hereof (or, in the case of an oral Benefit Plan, a written summary of such plan), including all amendments not incorporated into the documentation for each such plan, (ii) the most recent summary plan description together with the summary or summaries of material modifications thereto, if any, and (iii) the most recently received IRS determination or opinion letter, if applicable.

(c) Each Benefit Plan (and each related trust, insurance contract or fund) has been maintained, operated and administered in all material respects in accordance with its governing instruments and all applicable Laws, including, but not limited to, ERISA and the Code. All payments and contributions by the Seller or its ERISA Affiliates required by any Benefit Plan or by applicable Law (including all employee and employer contributions, insurance premiums, or intercompany charges) have been timely made or accrued in accordance with GAAP or applicable international accounting standards. There are no actions, audits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Seller, threatened, anticipated or expected to be asserted with respect to any Benefit Plan or any related trust or other funding medium thereunder and there are no facts to the Knowledge of the Seller or circumstances which would reasonably be expected to give rise to any such meritorious actions, audits or claims. There have been no “prohibited transactions” (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Benefit Plan and neither the Seller nor any of its ERISA Affiliates has engaged in any prohibited transaction. Each Benefit Plan is maintained only in the United States and is subject only to the Laws of the United States or a political subdivision thereof.

(d) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code, and any related trust established in connection with such Benefit Plan that is intended to be exempt under 501(a) of the Code, has received a timely favorable determination, advisory and/or opinion letter from the IRS, covering all of the provisions applicable to the Benefit Plan for which determination, advisory and/or opinion letters are currently available, that the Benefit Plan is so qualified and the related trust is so tax exempt. No action has been taken or fact or event has occurred since the date of such determination, advisory and/or opinion letter or letters from the IRS that would reasonably be expected to adversely affect the qualified status of any such Benefit Plan or the exempt status of any such trust.

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(e) No Benefit Plan provides for, or has provided for since January 1, 2015, or promises post-retirement or retiree medical, disability, life or other welfare benefits to any Person, including to any Seller Employee, other service provider of the Seller or any dependent or beneficiary thereof, except as required by Section 4980B of the Code, Part 6 of Title I of ERISA or similar applicable Law. Except as set forth in Schedule 3.16(e), neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either together with or upon the occurrence of any additional or subsequent events) will or may reasonably be expected to (i) result in any payment or benefit (including change-in-control benefits, severance or termination pay) becoming due to any current or former Seller Employee or other service provider of the Seller (or their dependents or beneficiaries), or (ii) result in any acceleration of the time of payment, vesting or funding (including the segregation of assets to fund) or increase the amount of compensation, benefits or other payments due to any current or former Seller Employee or other service provider of the Seller (or their dependents or beneficiaries).

(f) Each Benefit Plan or other Contract, plan, program, agreement, or arrangement that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code has been operated in compliance with Section 409A of the Code and applicable guidance thereunder. No nonqualified deferred compensation plan that was originally exempt from application of Section 409A of the Code has been “materially modified” at any time. No compensation will, or could reasonably be expected to, be includable in the gross income of any Seller Employee as a result of the operation of Section 409A of the Code with respect to any arrangements or agreements in effect as of the Closing Date.

(g) No Benefit Plan is, and neither the Seller nor any ERISA Affiliate currently maintains, contributes to or participates in, has maintained, contributed to or participated in since January 1, 2015, has any obligation to maintain, contribute to or participate in, or has or could have any Liability or other obligation (whether accrued, absolute, contingent or otherwise) under, any (i) ”multiemployer plan” (within the meaning of Section 3(37) of ERISA), (ii) “multiple employer plan” (within the meaning of Section 413(c) of the Code), (iii) “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), (iv) plan that is subject to the provisions of Title IV of ERISA or Section 412 of the Code, or (v) a “funded welfare plan” within the meaning of Section 419 of the Code. No Benefit Plan is maintained through a human resources and benefits outsourcing entity, professional employer organization, or other similar vendor or provider.

3.17 Insurance. All policies or binders of fire, liability, product liability, workers’ compensation, vehicular and other insurance and bond and surety arrangements (the “Insurance Policies”) held by or on behalf of any Selling Party which names any Selling Party as the policy holder or named insured are listed and described on Schedule 3.17. All premiums on all Insurance Policies have been paid to date, and each Selling Party has complied with all conditions of the Insurance Policies applicable to it and the Insurance Policies are currently in effect. No insurer under any such insurance policy has canceled or generally disclaimed Liability under any such policy or indicated any intent to do so or not to renew any such policy. Except as set forth on Schedule 3.17, no written demand for payment or litigation currently is pending under any such policy, and all prior claims under such insurance policies have been filed in a timely fashion and all written demands or litigation have been resolved without Liability or further obligation to any Selling Party.

3.18 Products and Warranties. Except as set forth on Schedule 3.18, all products sold, licensed, leased or delivered by any Selling Party to customers and all services provided by or through any Selling Party to customers on or prior to the Closing conform in all material respects to applicable written contractual commitments, express written warranties, written service level commitments, written product specifications and written product documentation and to any representations made to customers.

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3.19 Brokers’ Fees. Except as set forth on Schedule 3.19, no Selling Party has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby for which the Buyer could become liable or obligated.

3.20 Environmental Compliance. At all times prior to the Closing, (a) each Selling Party has been in compliance in all material respects with Environmental Laws; (b) each Selling Party has obtained and maintained all permits required under Environmental Laws, if any, and no Selling Party has received written notice of any action to revoke or modify any of such permits; (c) there are no actions relating or pursuant to Environmental Laws that are pending, or, to the Knowledge of the Seller, threatened in writing against any Selling Party, or concerning any real property ever owned or leased for operation of any Selling Party; (d) no Selling Party has received written notice of or entered into or assumed by contract or operation of Law or otherwise any Liability, order, settlement, judgment, injunction or decree pursuant to Environmental Law with respect to the ownership or operation of such Selling Party; (e) no real property ever owned or leased for operation of any Selling Party is or has been used as a hazardous waste treatment, storage or disposal facility required to obtain a permit under the federal Resource Conservation and Recovery Act, 42 U.S.C. § 9601 et seq., or any analogous state or local Laws; and (f) no Selling Party has caused or allowed a release of hazardous substances and no facts, circumstances or conditions exist with respect to such Selling Party, any real property ever owned or leased for operation of such Selling Party, or any other property to or at which such Selling Party transported or arranged for the disposal or treatment of hazardous substances that would reasonably be expected to result in any Selling Party or the Buyer incurring Losses pursuant to Environmental Law.

3.21 Privacy and Data Security. Each Selling Party is, and at all times has been, in material compliance with (a) all applicable laws and industry standards regarding the protection, storage, use, disclosure, and transfer of Personal Data; and (b) all contracts (or portions thereof) between such Selling Party and its vendors, marketing affiliates, and other customers and business partners that are applicable to the use and disclosure of Personal Data (such contracts hereinafter referred to as “Privacy Agreements”). Each Selling Party has used commercially reasonable efforts to confirm that all third parties that have provided Personal Data to such Selling Party have collected, processed, used, stored, secured, and/or disclosed such Personal Data in compliance with all applicable law, industry standards, self-regulatory guidelines, privacy policies, and security requirements. Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the transactions contemplated in this Agreement will result in any material violation of any Privacy Agreements, or any applicable law, industry guidelines, or standards pertaining to privacy or Personal Data. Each Selling Party has reasonable safeguards in place to protect Personal Data in such Selling Party’s possession or control from unauthorized access by third persons, including such Selling Party’s employees and contractors. To the Knowledge of the Seller, no Person has made any illegal or unauthorized use of Personal Data that was collected by or on behalf of any Selling Party and is or was in the possession or control of any Selling Party that would be material to the Business. No Selling Party has received any written claim, complaint, inquiry, or notice from any third party or any Governmental Authority or self-regulatory authority or entity related to such Selling Party’s collection, processing, use, storage, security, and/or disclosure of Personal Data that (x) such Selling Party is in violation of any applicable law, guideline, industry standard, privacy policy, or (y) otherwise constitutes an unfair, deceptive, or misleading trade practice.

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3.22 Employee Matters.

(a) Schedule 3.22 contains a complete and correct list of all employees of each Selling Party (the “Seller Employees”) and their respective titles as of the date hereof. Schedule 3.22 contains a complete and correct list of all consultants of each Selling Party (the “Seller Consultants”), their respective roles and duties as of the date hereof. Except as set forth on Schedule 3.22, (i) the terms of employment or engagement of all directors, managers, officers, Seller Employees, agents, consultants and professional advisers of each Selling Party are such that their employment or engagement may be terminated at will with notice given at any time and for any reason or no reason at all and without Liability for payment of compensation or damages, (ii) each Selling Party has paid in full to all Seller Employees all wages, salaries, commissions, bonuses and other compensation due to such employees and there are no severance payments that are or could become payable by such Selling Party to any such Person under the terms of any oral or written agreement or commitment or any Law, custom, trade or practice, (iii) each Selling Party is in compliance with any and all agreements, contracts or commitments, oral or written, between such Selling Party and any such Person and all such agreements, contracts or commitments are identified on Schedule 3.22, (iv) as of the date hereof, no Person listed on Schedule 3.22 has given notice to any Selling Party of his or her intention to terminate his or her employment or services to such Selling Party and (v) there are no agreements between any Seller Employee and any other Person that would restrict, in any manner, such Person’s ability to perform services for any Selling Party or the Buyer or the right of any of them to compete with any Person or the right of either of them to sell to or purchase from any other Person. All Persons listed on Schedule 3.22 or Schedule 3.22 are, to the Knowledge of Seller, lawfully entitled to work or otherwise provide services for the Selling Parties without any visa, permit, export license or consent being required.

(b) No Selling Party is bound, nor has it been bound since January 1, 2015, by or subject to (and none of its assets or properties are bound by or subject to) any arrangement with any labor union or other collective bargaining representative. No employee of any Selling Party is represented, nor has been represented since January 1, 2015, by any labor union or covered by any collective bargaining agreement while employed by such Selling Party and no informal or formal efforts or campaign to establish such representation is in progress or has been attempted within the three (3) years prior to the date of this Agreement. With respect to each Selling Party, there is no pending or, to the Knowledge of the Seller, threatened (i) strike, slowdown, picketing, work stoppage or employee grievance process, (ii) material charge, grievance proceeding or other material claim against or affecting such Selling Party relating to the alleged violation of any Law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Authority, (iii) employee or union organizational activity or other labor or employment dispute against or affecting such Selling Party, or (iv) application for certification of a collective bargaining agent.

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(c) Except as set forth on Schedule 3.22, each Selling Party is and has been in material compliance with all applicable Laws regarding employment and employment practices, terms and conditions of employment, and wages and hours, including any such Laws regarding employment documentation, equal employment opportunities, fair employment practices, plant closings and mass layoffs, sexual harassment, discrimination based on sex, race, disability, health status, pregnancy, religion, national origin, age or other tortious conduct, workers’ compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and no Selling Party has engaged in any unfair labor practice, except where the failure to be so compliance would not reasonably be expected to result in a Material Adverse Effect on the Seller. No Selling Party is, nor has it within the past two (2) years ever been, liable for the payment of any compensation, damages, Taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing or has resolved such claims for payment of any sum regardless of any finding of liability. Each Selling Party is and has been in compliance with their obligations under the Worker Adjustment and Retraining Notification Act and similar applicable Laws, and all other notification and bargaining obligations arising under any applicable agreement, statute, or otherwise. To the Knowledge of Seller, all Persons classified by each Selling Party as non-employees, including but not limited to independent contractors, consultants, or otherwise, do satisfy and have satisfied the requirements of Law to be so classified, and each Selling Party has fully and accurately reported their compensation on IRS Forms 1099 when required to do so. No Selling Party has any direct or indirect Liability, whether absolute or contingent, with respect to any misclassification of any Person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer. No individual who has performed services for or on behalf of any Selling Party within two (2) years and who has been treated by such Selling Party as a non-employee, whether as an independent contractor, consultant or otherwise, is classifiable as a “leased employee” within the meaning of Section 414(n)(2) of the Code with respect to such Selling Party.

(d) No third party has claimed, or to the Knowledge of the Seller has reason to claim that any Person employed by or affiliated with any Selling Party (i) has violated or may be violating any of the terms or conditions of his or her employment, non-competition, non-solicitation or non-disclosure agreement with such third party, (ii) has or may have disclosed or utilized any trade secret or proprietary information or documentation of such third party, or (iii) has interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To the Knowledge of Seller, no Person employed by or affiliated with any Selling Party has employed or has proposed to employ any trade secret or any information or documentation proprietary to any former employer or violated any confidential relationship that such Person may have had with any third party, in connection with the development, sale, licensing, or other providing of any Service or proposed Service.

3.23 Restrictions on Business Activities. Except as set forth on Schedule 3.23, there is no agreement or understanding (non-competition or otherwise, written or oral), commitment, judgment, injunction, order or decree to which any Selling Party is a party or otherwise binding upon any Selling Party that (a) prohibits or impairs a material business practice of such Selling Party, (b) imposes a “most favored nation” requirement or similar provision on such Selling Party or (c) materially limits the freedom of such Selling Party to engage in any line of business or to compete with any Person. Without limiting the generality of the foregoing, except as set forth on Schedule 3.23, no Selling Party has (x) agreed to provide or make any rebate, penalty, change in pricing or other payment or other accommodation to any Person in the event that such Selling Party changes the terms applicable such Selling Party’s services or (y) entered into any contract under which such Selling Party is restricted from selling, licensing, manufacturing, delivering or otherwise distributing or commercializing any of its Seller Intellectual Property or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

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3.24 Related Party Transactions. No Selling Party currently has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any employee, director or officer (or equivalent thereof) of such Selling Party or any of their respective Affiliates. No member, manager, officer or director of any Selling Party, nor any of their respective Affiliates, currently has received, nor is entitled to receive, any material compensation from any Person that has engaged in or is engaging in any material transaction with such Selling Party. Except as set forth on Schedule 3.24, no Selling Party is a party to any contract or other commitment or transaction with any Related Party, nor do any Related Parties have any legal or beneficial interest in the assets or property owned or used by such Selling Party, in any contracts to which such Selling Party is a party, or in any other Person with which such Selling Party is or has been party to a contract. Except as set forth on Schedule 3.24, there are no outstanding claims, accounts payable or receivable, intercompany loans, indebtedness, or other Liabilities, between any Selling Party, on the one hand, and any Related Parties, on the other hand, and all such Liabilities have been repaid in full. Any such arrangement with a Related Party is referred to herein as a “Related Party Arrangement”. The terms and conditions of any such Related Party Arrangement are no less favorable to any Selling Party than could have been obtained from an unrelated third party, and such Related Party Arrangement was negotiated and entered into on an arms-length, commercially reasonable basis.

3.25 Solvency. The Seller is not entering into this Agreement with the intent to hinder, delay or defraud any Person to which any Selling Party is, or may become, indebted. The Purchase Price and the Assumed Liabilities are not less than the reasonably equivalent value of the Acquired Assets. Each of any Selling Party’s assets, at a fair valuation, exceed their respective liabilities, and after the Closing and after giving effect to this Agreement and the other transactions contemplated hereby, no Selling Party will be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets will be less than the amount required to pay its probable liability on debts as they become absolute and matured).

3.26 HIPAA. No Selling Party is and, to the Knowledge of Seller, has never been a “covered entity” as defined in the Health Insurance Portability and Accountability Act of 1996, as amended, including by The Health Information Technology for Economic and Clinical Health (HITECH) Act, enacted as part of the American Recovery and Reinvestment Act of 2009, or the regulations promulgated pursuant thereto (collectively, “HIPAA”). Notwithstanding each Selling Party’s status as a “covered entity” or “business associate” (as both are defined in HIPAA), each Selling Party is aware of, acknowledges and complies with HIPAA. Each Selling Party is and at all times has been, in compliance with HIPAA and with all HIPAA “business associate” type covenants in any contract or amendment thereto. To the extent that any Selling Party is a “business associate” under HIPAA, each has a valid and binding Business Associate Agreement that has been in force at all times under which such entity has had access to any information covered by HIPAA. No Selling Party has received any written complaint, nor, to the Knowledge of the Seller, has any complaint been made to any Person, from any Person regarding the improper use or disclosure of such Person’s protected health information by such Selling Party, any of the or any of the foregoing’s Representatives.

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3.27 Compliance With Anti-Corruption Laws.

(a) No Selling Party, nor any representatives of any Selling Party has, directly or indirectly, taken any action that as of the Closing would cause them to be in violation of: (i) the principles set out in the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; (ii) the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder; (iii) the UK Bribery Act 2010; and (iv) any other applicable anti-corruption and/or anti-bribery laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Authority of any jurisdiction applicable to such Selling Party (whether by virtue of jurisdiction or organization or conduct of business) (collectively, the “Applicable Anti-Corruption Laws”).

(b) No Selling Party, nor any representatives of any Selling Party or any other Person acting on behalf of any Selling Party has, directly or indirectly, offered, paid, promised to pay, or authorized a payment, of any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) or any commission payment, or any payment related to political activity, to any of the following persons for the purpose of influencing any act or decision of such person in his or her official capacity, inducing such person to do or omit to do any act in violation of the lawful duty of such official, securing any improper advantage, or inducing such person to use his or her influence with a foreign government or instrumentality thereof to affect or to influence any act or decision of such government or instrumentality, in order to assist such Selling Party in obtaining or retaining business for or with, or directing the business to, any Person: (i) any person who is an agent, representative, official, officer, director, or employee of any non-U.S. government or any department, agency, or instrumentality thereof (including officers, directors, and employees of state-owned, operated or controlled entities) or of a public international organization; (ii) any person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, or public international organization; (iii) any political party or official thereof; (iv) any candidate for political or political party office (such recipients in paragraphs (i), (ii), (iii) and (iv) of this subsection collectively, “Government Officials”); or (v) any other individual or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any Government Official.

(c) Except as disclosed in the Seller’s filings with the Commission, the Seller has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed and access to assets is permitted only in accordance with the Seller’s applicable policies and procedures and management’s general or specific authorization, and (ii) transactions have been recorded as necessary to permit preparation of periodic financial statements and to maintain accountability for assets, and the Seller has otherwise established reasonable and adequate internal controls and procedures intended to ensure compliance with Applicable Anti-Corruption Laws.

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(d) The books, records and accounts of the Seller have at all times, accurately and fairly reflected, in reasonable detail, the transactions and dispositions of its funds and assets. To the Knowledge of Seller, there have never been any false or fictitious entries made in the books, records or accounts of the Seller relating to any illegal payment or secret or unrecorded fund, and the Seller has not established or maintained a secret or unrecorded fund.

(e) Neither the Seller, nor any representatives of the Seller or any other Person acting on behalf of the Seller, has made any payments or transfers of value with the intent, or that have the purpose or effect, of engaging in commercial bribery, or acceptance of or acquiescence in kickbacks or other unlawful or improper means of obtaining business.

(f) The Seller has not entered into any transaction with any of its Affiliates that has provided to the Seller revenues, earnings or assets that would not have been available to it in an arm’s length transaction with an unaffiliated Person.

(g) For purposes of this Section only, the term “representatives” shall also mean, with respect to any Person, such Person’s resellers, distributors, consultants and intermediaries.

3.28 Xytex Assets.

(a) On or prior to the date hereof and on the Closing Date, the Seller has delivered to the Buyer (i) a true, complete and accurate list of all Acquired Assets then located at the Xytex Cryo International, Ltd. (“Xytex”) facility (the “Xytex Assets”) at 1100 Emmett Street, August, Georgia 30904 (the “Xytex Facility”) and (ii) a list identifying the specific form of Assumed Contract applicable to each Xytex Asset (each, a “Xytex Assumed Contract”).

(b) There exists no breach of, default under, or any event or circumstance that, with the giving of notice, passage of time or both could result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Xytex Assumed Contract. No party to any Xytex Assumed Contract has given notice to any Selling Party of his or her intention to terminate such Xytex Assumed Contract, excluding, for the avoidance of doubt, the Xytex Agreements (defined below). All Xytex Assumed Contracts are on the form or forms set forth on Exhibit G hereto or on a form or forms reasonably acceptable to the Buyer.

(c) The Seller has delivered to the Buyer true, complete and accurate copies of all agreements of any Selling Party with Xytex (the “Xytex Agreements”), and all Xytex Agreements are in full force and effect until the date of this Agreement. Xytex and each Selling Party are in full compliance with all of their respective covenants and obligations under the Xytex Agreements and applicable Laws related to the storage and processing of the Xytex Assets. At the Closing, the Buyer shall have the right pursuant to the Xytex Agreements and Xytex Assumed Contracts to remove, ship and transfer the Xytex Assets to its offices in Los Angeles, California or a location of its choosing without restriction and without any financial obligation to Xytex, any Selling Party (other than pursuant to Section 5.26 hereof) or any party to a Xytex Assumed Contract.

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3.29 Disclosure. The representations and warranties set forth in the Transaction Documents, including schedules and exhibits thereto, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements and information contained therein not misleading. There is no material fact relating to any Selling Party, the Acquired Assets or the Assumed Liabilities which may adversely affect them or the Buyer which has not been disclosed to the Buyer in writing.

3.30 No Further Representations. Notwithstanding anything contained herein to the contrary, except in the case of fraud, no Selling Party nor any of its Affiliates or representatives has made or is making any representation warranty whatsoever, express or implied, written or oral, including any implied representation or warranty as to the condition, merchantability, usage, suitability or fitness for any particular purpose with respect to such Selling Party, except for the representations and warranties contained in this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer represents and warrants to the Seller the following:

4.1 Organization of the Buyer. The Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California, and is qualified to do business in all states and jurisdictions as it may be required in order to conduct the Business and its business as it is currently being conducted, except where such failure would not have a Material Adverse Effect.

4.2 Authority for Agreement. The Buyer has the company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of the Transaction Documents by the Buyer have been duly and validly authorized by all necessary company and other actions or proceedings. This Agreement has been duly executed and delivered by the Buyer and the respective Transaction Documents to which the Buyer is or will be a party constitute or will, when executed and delivered, constitute legal, valid and binding obligations of the Buyer, enforceable in accordance with their terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar law as is now or hereinafter in effect relating to creditors’ rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other authority or person before which any proceeding therefore may be brought.

4.3 No Breach of Statute or Contract; Required Consents. Neither the execution and delivery of this Agreement by the Buyer, nor compliance with the terms and provisions of this Agreement by the Buyer will: (a) conflict with or result in a material breach of any of the material terms, conditions or provisions of the Buyer’s organizational documents or any judgment, order, decree, or ruling of any Governmental Authority, or of any injunction to which it is subject; or (b) require the affirmative consent or approval of any material third party.

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4.4 Brokers’ Fees. The Buyer has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby for which the Seller could become liable or obligated.

4.5 Licenses. The Buyer is currently and properly licensed, registered, certified and qualified under any applicable statute, rule, regulation or requirement of any Governmental Authority having jurisdiction over such matters to provide long term Storage of the Acquired Assets and to perform the obligations imposed upon it by the Acquired Contracts, except where such failure would not have a Material Adverse Effect.

4.6 Second Amendment. The Buyer has delivered to the Seller true, accurate and complete copies of the Second Amendment and the Credit Agreement. As of the date hereof, each of the Second Amendment and the Credit Agreement is in full force and effect and are legal, valid and binding obligations of the Buyer (as applicable) and, to the Knowledge of the Buyer, the other parties thereto, and the Credit Agreement has not otherwise been amended, supplemented, waived or modified except pursuant to that certain Amendment No. 1 to Credit Agreement, dated as of December 1, 2016 (which was executed in connection with an unrelated acquisition), and no such amendment, supplement, waiver or modification is contemplated that will reduce or withdraw the commitment under the Credit Agreement, and the respective commitments contained in the Credit Agreement have not been withdrawn or rescinded. Assuming the financing is funded in accordance with the Second Amendment and the satisfaction of the conditions to the obligation of the Buyer to consummate the transactions contemplated hereby or the waiver of such conditions, the net proceeds of the financing contemplated by the Second Amendment (together with other cash available to the Buyer) will be sufficient for the Buyer to pay (a) the Purchase Price, and (b) any other amounts required to be paid by the Buyer in connection with the consummation of the transactions contemplated by this Agreement and all related fees and expenses associated therewith. As of the date hereof, the Buyer has no reason to believe that it will be unable to satisfy, on a timely basis, any condition contained in the Second Amendment required to be satisfied by it for the financing thereunder to be funded on or before the Closing Date or that the amounts committed pursuant to the Second Amendment will not be available as of the Closing if the conditions of closing to be satisfied by it contained in the Second Amendment are satisfied.

4.7 No Further Representations. Notwithstanding anything contained herein to the contrary, except in the case of fraud, neither the Buyer nor any of its Affiliates or representatives has made or is making any representation warranty whatsoever, express or implied, written or oral, including any implied representation or warranty as to the condition, merchantability, usage, suitability or fitness for any particular purpose with respect to the Buyer, except for the representations and warranties contained in this Agreement.

5. COVENANTS.

The Parties agree as follows:

5.1 General. Each of the Parties will use its commercially reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated hereby (including satisfaction, but not waiver, of the closing conditions set forth in Article 6 below).

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5.2 Commercially Reasonable Efforts. Each Party agrees to use commercially reasonable efforts promptly to take, or cause to be taken, all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws and regulations to (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental Authorities or any other public or private third parties required to consummate the Closing and the other matters contemplated hereby, (b) provide such other information and communications to such Governmental Authorities or other public or private Persons as the other Party or such Governmental Authorities or other public or private Persons may reasonably request in connection therewith, and (c) consummate and make effective the transactions contemplated by this Agreement, including the satisfaction of all material conditions hereto.

5.3 Agreement Not to Compete. The Seller agrees that, in consideration of the purchase by the Buyer hereunder, the Seller shall not, and the Seller shall cause each other Selling Party to not, in any manner, directly or indirectly, for a period of three (3) years from Closing Date (the “Restricted Period”), directly or indirectly, including through entities controlled by such Selling Party or otherwise, engage in or participate in or assist others to engage in any activity competitive with any aspect of the Business (“Competitive Services”). A Selling Party shall be deemed to be engaged in the Business or performing Competitive Services if a Selling Party shall engage in such Business or perform such services directly or indirectly, whether for their own account or for that of another person, firm or corporation, or whether as shareholder, principal, partner, member, employee, agent, investor, proprietor, director, officer, employee or consultant, or in any other capacity. The foregoing restrictions shall not apply to ownership by a Selling Party of less than 2% of the equity securities of any publicly-traded company.

5.4 Confidential Information. From and after the Closing, the Seller will not, and shall cause its respective shareholders, officer and directors and any Person controlling, controlled by or under common control with the Seller to not, for any reason, directly or indirectly, for itself or any other Person, use or disclose any trade secrets, confidential information, know-how, proprietary information or other intellectual property of any Selling Party that was used in the Business (collectively, “Confidential Information”); provided, that the Seller and its respective officers or directors and any Person controlling, controlled by or under common control with such Selling Party may disclose Confidential Information solely to the extent required under applicable Law. Confidential Information does not include information if such information was in the public domain at the time of disclosure or it has become publicly known through no act of any Selling Party.

5.5 Future Assurances. At the request of the Seller or the Buyer and without further consideration, except as stated below, the other Party will timely execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the requesting Party may reasonably determine is necessary to consummate the Closing and transfer, convey and assign to the Buyer, and to confirm the Buyer’s title to or interest in the Acquired Assets and the Assumed Liabilities, to put the Buyer in actual possession and operating control thereof, and to assist the Buyer in exercising all rights with respect thereto. Following the Closing, (a) the Buyer shall promptly deliver to the Seller any mail or other communications received by the Buyer relating to the Excluded Assets or the Excluded Liabilities, (b) the Seller shall promptly forward to the Buyer any mail or other communications received by the Seller relating to the Acquired Assets or the Assumed Liabilities.

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5.6 Remittance of Accounts Receivable. The Seller shall, and shall cause each Selling Party to, remit any amounts received, either by check or other form or payment, by the Seller or any other Selling Party from customers with respect to the provision of services by the Buyer post-Closing as promptly as practical, but no less than monthly. The Buyer agrees to use reasonable efforts to notify customers of a change in the accounts to which they direct payment, and the Seller shall provide, and shall cause each Selling Party to provide, all assistance as the Buyer may reasonably request to assist in that notification and transfer. Any post-Closing receivable with respect to the Acquired Assets made by check payable to the Seller or any other Selling Party and endorsed by the Seller or any other Selling Party to the Buyer shall be endorsed without recourse to the Seller or the applicable Selling Party.

5.7 Bulk Transfer Law Provisions. Each Party hereto hereby waives compliance with the provisions of any applicable bulk transfer Law; provided, that the Seller agrees (a) to pay and discharge when due or to contest or litigate all claims of creditors that are asserted against the Buyer or the Acquired Assets by reason of noncompliance with any such Law, (b) to indemnify, defend and hold harmless the Buyer from and against any and all such claims, including claims for Taxes that may be imposed in the event the Seller dose not obtain a clearance certificate required by any state Commissioner of Revenue or similar agency, in the manner provided in Article 8 and (c) to take promptly all necessary action to remove any Lien on the Acquired Assets by reason of such noncompliance.

5.8 Acquired Assets.

(a) In the event that, at any time or from time to time following the Closing, any Party identifies any asset that is included within the definition of Acquired Assets but such asset was not transferred as of Closing, then the Seller shall, or shall cause the applicable Selling Party to, promptly transfer, or cause to be transferred, such asset to the Buyer for no additional consideration. Prior to any such transfer, the Seller shall, or shall cause the applicable Selling Party to, hold such asset in trust for the Buyer.

(b) Notwithstanding the foregoing, if any Acquired Asset is not assignable or transferable (each, a “Non-Transferable Asset”) without consent of a third party thereto, and if any such consent is not obtained on or prior to the Closing Date, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of such Non-Transferable Asset, and the Buyer or its designee(s) shall not assume the Seller’s rights or obligations under such Non-Transferable Asset (and such Non-Transferable Asset shall not be included in the Acquired Assets); provided, that Seller shall, or shall cause the applicable Selling Party to, use reasonable best efforts to obtain any such consent as soon as reasonably practicable after the Closing Date and thereafter shall transfer and assign to the Buyer such Non-Transferable Assets for no additional consideration. Following any such assignment or transfer, such Non-Transferable Assets shall be deemed Acquired Assets for purposes of this Agreement.

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(c) After the Closing, the Seller shall, or shall cause the applicable Selling Party to, use commercially reasonable efforts to provide the Buyer or its designee(s) with all of the rights and benefits of any Non-Transferable Assets after the Closing as if the appropriate consent had been obtained, including by granting subleases, sublicenses or other rights and establishing arrangements whereby the Buyer shall have the benefits of and shall undertake the obligation to perform under the Assumed Contracts (including enforcement for the benefit of the Buyer of any and all rights of the Seller against any other party arising out of any breach or cancellation of any such Non-Transferable Assets by such other party and, if requested by the Buyer, acting as an agent on behalf of the Buyer or as the Buyer shall otherwise reasonably require). The Seller shall advise the Buyer in writing at least ten (10) business days prior to the Closing with respect to any Assumed Contract which the Seller knows or has substantial reason to believe will or may not be assignable or transferable to the Buyer hereunder at the Closing.

5.9 Name of the Seller. On or prior to the Closing, the Seller shall, and shall cause each other Selling Party to, take all actions necessary to (a) amend such Selling Party’s articles of organization, other organizational documents and any licenses and permits to change the name of such Selling Party to remove any reference to “Cord Blood America”, “Cord Partners” or “CorCell” or a word or phrase confusingly similar thereto (or any variations, translations or combinations thereof or similar names) and (b) remove or obliterate the names “Cord Blood America”, “Cord Partners” and “CorCell” or a word or phrase confusingly similar thereto (or any variations, translations or combinations thereof or similar names) from all signs, purchase orders and acknowledgements, invoices, sales orders, labels, letterheads, shipping documents, advertising, stationary, business cards, checks, customer agreements and other items and materials of the Seller and otherwise, to the extent not conveyed to the Buyer and, immediately after the Closing Date, none of the Selling Parties shall use a name or internet uniform resource locator which includes the words “Cord Blood America” or “Cord Partners” or the word “CorCell,” or a word or phrase confusingly similar thereto (or any variations, translations or combinations thereof or similar names).

5.10 Public Disclosure. Except as may be required by the applicable rules and regulations of the Commission, the Buyer, on the one hand, and any Selling Party, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure regarding the terms of this Agreement and the transactions contemplated herein, and, except as may be required by applicable Law, neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld).

5.11 Non-Solicit.

(a) During the Restricted Period, the Seller (the “Restricted Party”), shall not, and shall cause its and their Affiliates not to, directly or indirectly, (i) solicit any Person who was a customer of the Business as of the Closing Date (a “Customer”), or cause or participate in any actions which could result in the solicitation of any Customer to end its relationship with the Buyer or to terminate or violate the terms of any contract such Person has with the Buyer, or (ii) solicit any lessor, lessee, vendor, supplier, customer, distributor or other Person to end its relationship with the Buyer or to terminate or violate the terms of any contract such Person has with the Buyer.

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(b) During the Restricted Period, the Restricted Party shall not, and shall cause its Affiliates not to, directly or indirectly, solicit for employment or employ any person who is or was an employee or consultant (excluding professional advisors) of the Selling Parties as the Closing Date, or request, induce or advise any employee or consultant of the Buyer to leave the employ of, or otherwise stop providing services to, the Buyer, without the prior written consent of the Buyer; provided, that a general offer of employment to the public shall not be deemed prohibited hereunder as long as not specifically directed at any employees or consultants of the Buyer.

(c) The nature and scope of the foregoing protection and the protections provided in Section 5.11 have been carefully considered by the Parties. The Parties agree and acknowledge that the duration, scope and geographic areas applicable to the provisions in this Section 5.11 and Section 5.3 are fair, reasonable and necessary and that adequate compensation has been received by the Restricted Party for such obligations. If, however, for any reason any court determines that any such restrictions are not reasonable or that consideration is inadequate, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section 5.11 and Section 5.3 as will render such restrictions valid and enforceable. The Restricted Party acknowledges that it stands to gain significant benefits by virtue of the consummation of the transactions contemplated by this Agreement.

(d) In the event of a breach or threatened breach of this Section 5.11 or Section 5.3, the Buyer shall be entitled, without the posting of a bond, to an injunction restraining, and an accounting of profits and benefits arising out of, such breach. Nothing herein contained shall be construed as prohibiting any Party from pursuing any other remedy available to it for such breach or threatened breach.

5.12 Monthly Financial Statements. During the period commencing on the date hereof and ending on the Closing Date, the Seller will deliver to the Buyer as promptly as practicable (and in any event within fifteen (15) days) after the end of each calendar month unaudited financial statements of the Seller that conform to the requirements of the Seller Financial Statements.

5.13 Access to Properties and Records.

(a) Subject to compliance with applicable Law, during the period commencing on the date hereof and ending on the Closing Date, the Seller shall, and shall cause their representatives to, afford to the Buyer and its representatives (including any Financing Sources), reasonable access, during normal business hours, to all of the assets, properties, books, records (including Tax records), contracts, documents, employees, representatives and customers of the Seller. The Seller shall furnish or cause to be furnished to the Buyer such reasonable financial and operating data and other information about the Seller, its businesses as presently conducted, as conducted in the past and as presently proposed to be conducted in the future, and properties and assets that the Buyer and its representatives may request; provided, that the foregoing shall not require the Seller to provide any such access or disclose any information to the extent the provision of such access or such disclosure would contravene applicable Law. Subject to compliance with applicable Law, during the period commencing on the date hereof and ending on the Closing Date, the Seller shall confer from time to time as requested by the Buyer with one or more representatives of the Buyer to discuss any changes or developments in the operational matters of the Seller and the general status of the ongoing operations of the Seller.

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(b) After the Closing Date, the Seller shall, and shall cause each other Selling Party to, provide the Buyer and its representatives with access, subject to applicable Law, at reasonable times, on reasonable notice and during ordinary business hours, at the Seller’s or other Selling Party’s place of business, to such information related to the Seller or other Selling Party or the Acquired Assets in the Seller’s or other Selling Party’s possession or control as is reasonably necessary for financial reporting, human resources, contract administration, audit, regulatory compliance and accounting matters, the preparation and filing of any tax returns, reports or forms, or the defense of any Tax claim or assessment, and the Buyer and its representatives shall be permitted to make extracts from, or take copies of, any books, records or other documentation related to the Seller or the Acquired Assets as may be reasonably necessary for any such purposes.

5.14 Interim Covenants of the Seller. During the period commencing on the date hereof and ending on the Closing Date, the Seller shall, and shall cause each Selling Party to:

(a) conduct the Business only in the ordinary course of business consistent with past practice of the Seller and in compliance with all Laws, including maintaining all licenses required for the operation of the Business and complying with all applicable healthcare and regulatory requirements applicable to the Business;

(b) maintain its existence in good standing under Law and, except as required under this Agreement, preserve intact its present business organizations, lines of business, rights to retain its employees and its relationships with employees, customers, suppliers, distributors, contractors, licensors, licensees, lessors and other third parties having business dealings with the Seller or other Selling Party, in each case, consistent with the Seller’s or the other Selling Party’s past practice, to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing;

(c) (i) pay in full when due, all outstanding accounts payable (including outstanding invoices for services provided by third parties to the Seller or other Selling Party) as determined in accordance with GAAP and pay all other indebtedness when due, (ii) pay all of its Taxes when due, subject to good faith disputes over such Taxes through appropriate proceedings, (iii) timely file all Tax Returns required to be filed in a manner consistent with past practice except as otherwise required by Law and pay the expenses of preparation for such Tax Returns, (iv) pay or perform its other obligations when due, (v) use reasonable best efforts to collect accounts receivable when due and not extend credit outside of the ordinary course of business consistent with past practice, (vi) sell products and services consistent with past practice as to license, service and maintenance terms, and incentive programs, (vii) recognize revenue consistent with past practice and policies and in accordance with GAAP requirements, (viii) except as required under this Agreement or otherwise requested by the Buyer, use its best efforts to keep available the services of its present officers, employees and consultants, (ix) maintain its assets and properties in the same operating condition and repair, reasonable wear and tear excepted, and (x) prosecute and maintain all registrations and applications to register the Seller Intellectual Property, including paying any related fees when due;

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(d) assure that each of its contracts (other than contracts with the Buyer) entered into after the date hereof will not require the procurement of any consent, waiver or novation or provide for any change in the obligations of any party in connection with, or terminate as a result of the consummation of the transactions contemplated by the Agreement, and shall give reasonable advance notice to the Buyer prior to allowing any Material Contract or right thereunder to lapse or terminate by its terms;

(e) operate, maintain and repair its Leased Premises in substantially the same condition as the same exist on the date hereof (reasonable wear and tear excepted) and in accordance with the terms of the Lease;

(f) perform in all respects its respective obligations under each Material Contract;

(g) maintain insurance coverage in amounts adequate to cover the reasonably anticipated risks of the Business (and, in any event, no lower than as in effect as of the date of this Agreement); and

(h) pay any accrued bonuses and other employee compensation payable after the date hereof and before the Closing in the ordinary course of business consistent with past practice, except as set forth on Schedule 5.14.

5.15 Restrictions on Conduct of Business. Without limiting the generality or effect of the provisions of Section 5.14, during the period commencing on the date hereof and ending on the Closing Date, the Seller shall not, and shall cause each other Selling Party to not, authorize or permit the Seller or other Selling Party, as applicable, to, directly or indirectly, do, propose to any third party to do (other than proposals to the Buyer for the purpose of seeking consent), cause or permit any of the following (except to the extent expressly provided otherwise in this Agreement or as requested by the Seller and reasonably consented to in writing by the Buyer):

(a) adopt or propose any change to its articles of incorporation or other organizational documents;

(b) merge or consolidate with any other Person or acquire a material amount of equity or assets of any other Person or effect any business combination, recapitalization or similar transaction;

(c) sell, lease, license, transfer or dispose of or make any contract for the sale, lease, license, transfer or disposition of, or make subject to a security interest or any other Lien, any of its properties or assets;

(d) [INTENTIONALLY OMITTED]

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(e) [INTENTIONALLY OMITTED];

(f) enter into a new line of business;

(g) incur any bank indebtedness or borrowings, whether or not in the ordinary course of its business, or issue any commercial paper;

(h) enter into any leases of real property;

(i) enter into any leases of equipment and machinery except in the ordinary course of business;

(j) enter into any contract which would be required to be listed on Schedule 1.1, Schedule 2.1, Schedule 2.2 or Schedule 3.7 had it been entered into prior to the date hereof or in which any Related Party has any beneficial interest, other than (i) a contract with the Buyer or (ii) a Xytex Assumed Contract on the form or forms set forth on Exhibit G hereto or on a form or forms reasonably acceptable to the Buyer entered into on or prior to the date of this Agreement;

(k) amend or prematurely terminate, waive any material right or remedy under, or breach any obligation with respect to, any Material Contract;

(l) write off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other receivable;

(m) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any membership interest or other ownership interest in the Seller or other Selling Party, as applicable;

(n) [INTENTIONALLY OMITTED];

(o) create, incur or assume any Liability, except in the ordinary course of business or any Liability relating to the closing of the transactions contemplated by this Agreement; or postpone or defer the creation, incurrence or assumption of any Liability that would otherwise be created, incurred or assumed in the ordinary course of business absent the execution of this Agreement;

(p) [INTENTIONALLY OMITTED];

(q) change any of its methods of accounting or accounting practices in any material respect, other than any such changes as may be required under GAAP or other generally accepted accounting principles applicable to the Seller;

(r) [INTENTIONALLY OMITTED];

(s) [INTENTIONALLY OMITTED];

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(t) [INTENTIONALLY OMITTED];

(u) make, authorize, or make any commitment with respect to, any single capital expenditure that is, individually, in excess of Five Thousand Dollars ($5,000) or is, together with other capital expenditures that the Seller or any other Selling Party, as applicable, has made, authorized or made a commitment with respect to, following the date of this Agreement, in excess of Fifteen Thousand Dollars ($15,000);

(v) make any material change that could reasonably be expected to adversely affect the Business;

(w) make, change or revoke any material Tax election or allow any material Tax election previously made to expire, file any amended Tax Return, adopt or change any Tax accounting method or Tax accounting period, enter into, cancel or modify any agreement with a taxing authority, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the any Selling Party or the Acquired Assets;

(x) (i) enter into, amend, waive or terminate any contract pursuant to which any other party is granted, or that otherwise constrains or subjects any Selling Party or the Buyer any non-competition, “most-favored nation,” exclusive marketing or other exclusive rights of any type or scope or that otherwise restricts any Selling Party or, upon consummation of the transactions contemplated by this Agreement, the Buyer or any of its Affiliates from engaging or competing in any line of business, in any location or in any other manner; (ii) enter into or amend any contract with respect to joint ventures, partnerships or material strategic alliances; or (iii) other than in the ordinary course of business consistent with past practice, enter into or amend any contract with respect to future services requirements;

(y) take any action, fail to take any action or enter into any agreement or understanding that causes any Selling Party to be in breach or violation of any of the representations or warranties made in this Agreement or commit a breach of or amend or terminate any Material Contract or any permit, license or other right; or

(z) agree or commit, whether orally or in writing, to do any of the foregoing.

5.16 Notification of Certain Matters. The Seller shall, and shall cause each other Selling Party to, give prompt notice to the Buyer of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, to the Knowledge of the Seller, causes any representation or warranty of any Selling Party contained herein to be untrue or inaccurate in any material respect at or prior to the Closing; (b) any change, occurrence or event not in the ordinary course of business consistent with past practice; (c) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or otherwise related to the Business; (d) any notice from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (e) any legal proceeding commenced or, to the Knowledge of the Seller, threatened against, relating to or involving or otherwise affecting the Business or that relates to the consummation of the transactions contemplated by this Agreement; (f) any breach of any covenant in this Agreement; or (g) any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to be adverse to the Seller in any material respect or cause any of the conditions to closing set forth in Article 6 not to be satisfied. The delivery of any notice pursuant to this Section 5.16 shall not be deemed to (x) modify the representations or warranties hereunder of the Seller, (y) modify the conditions set forth in Article 6, or (z) limit or otherwise affect the remedies available hereunder to the Buyer.

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5.17 Tax Matters.

(a) Notwithstanding any provision herein to the contrary, all personal property, real property, ad valorem or other similar Taxes (excluding, for the avoidance of doubt, income Taxes and transfer Taxes) levied with respect to the Acquired Assets for a taxable period that includes (but does not end on) the Closing Date shall be apportioned between the Seller, on the one hand, and the Buyer, on the other hand, based on the relative number of days included in such period through and including the Closing Date and the number of days included in such period after the Closing Date, respectively. To the extent that any portion of such a pro-rated Tax is paid or required by Law to be paid by one Party hereto but required by the foregoing to be borne by another Party hereto, such other Party shall promptly pay or reimburse the Tax-paying Party for the proper portion of the Tax required to be so borne upon notice from the Tax-paying Party of the amount of such Tax required to be paid or reimbursed. Each Party shall timely and duly cause to be filed all Tax Returns and other documentation with respect to all Taxes subject to this Section 5.17 that are required by Law to be filed by such Party, and shall pay to the relevant taxing authority all such Taxes that are required to be paid by such Party (subject to such reimbursement as provided for herein).

(b) Notwithstanding any provision herein to the contrary, all transfer Taxes incurred in connection with the transactions contemplated by this Agreement shall be borne by the Seller. Such transfer Taxes shall be paid by the Seller when due and the Seller shall, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer Taxes. If required by applicable Law, the Buyer shall, and shall cause its Affiliates to, join in the execution of any such tax returns and other documentation.

5.18 Continued Existence of the Seller. The Seller shall not dissolve or liquidate until the later of (a) the date on which the Seller can be dissolved in accordance with Florida law, consistent with the Seller’s board of directors’ fiduciary duties and the Seller’s obligations under this Agreement and on which there are no pending or unresolved claims for indemnification under this Agreement or (b) the two (2) year anniversary of the Closing. Buyer acknowledges that Seller intends to wind-up the affairs of the Selling Parties and dissolve the Selling Parties promptly following the two (2) year anniversary of the Closing, subject to the foregoing subparagraph (a).

5.19 Preparation of Proxy Statement; Seller Shareholder Meeting.

(a) The Seller shall exercise all commercially reasonable efforts necessary in accordance with this Agreement, the internal laws of the State of Florida, its articles of incorporation and its by-laws to secure the approval of this Agreement by the shareholders of the Seller (“Seller Shareholder Approval”). The Seller’s obligation to secure the Seller Shareholder Approval in accordance with this Section 5.19(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Seller of any Competing Proposal, including a Superior Proposal, or in the event that the Seller board of directors withholds, withdraws, amends or modifies its recommendation to the Seller shareholders in favor of the Seller Shareholder Approval. The Seller shall exercise commercially reasonable efforts to obtain the Seller Shareholder Approval.

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(b) (i) The Seller board of directors shall unanimously recommend that the Seller’s shareholders vote in favor of the approval and adoption of this Agreement; (ii) any information statement or other disclosure document distributed to the Seller’s shareholders in connection with this transaction shall include a statement to the effect that the Seller board of directors has unanimously recommended that the Seller’s shareholders vote in favor of the approval of the adoption of this Agreement; and (iii) neither the Seller board of directors nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify in a manner adverse to the Buyer, the unanimous recommendation of the Seller board of directors that the Seller shareholders vote in favor of the approval of and adoption of this Agreement. Notwithstanding the foregoing, prior to obtaining the Seller Shareholder Approval, the Seller board of directors may withhold, withdraw, amend or modify its recommendation to the Seller shareholders if (A) it receives an unsolicited written Superior Proposal and (B) it reasonably concludes in good faith (following the receipt of advice from outside counsel) that modification or withdrawal of its recommendation is required in order to comply with its fiduciary obligations to the Seller shareholders under the internal laws of the State of Florida.

(c) As promptly as reasonably practicable following the date of this Agreement, but no later than fifteen (15) business days after the date hereof, the Seller shall prepare and cause to be filed with the Commission a proxy statement on Schedule 14A (any such proxy statement, in preliminary or definitive form, a “Proxy Statement”) in preliminary form. The Buyer and the Seller shall cooperate and consult with each other in connection with the preparation of the Proxy Statement. Without limiting the generality of the foregoing, the Buyer shall reasonably cooperate with the Seller to furnish all information concerning the Buyer to the Seller, as required under applicable Laws, for the Proxy Statement or in response to any Commission comment or request, and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. the Seller shall not file the Proxy Statement, or any amendment or supplement thereto, without providing the Buyer a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Seller). The Seller shall promptly notify the Buyer upon the receipt of any comments from the Commission or any request from the Commission for amendments or supplements to the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide the Buyer with copies of all correspondence between it and its representatives, on one hand, and the Commission, on the other hand, and all written comments with respect to the Proxy Statement or received from the Commission and advise the Buyer of any oral comments with respect to the Proxy Statement received from the Commission. The Seller shall use its reasonable best efforts to resolve as promptly as practicable any comments from the Commission with respect to the Proxy Statement and cause the Proxy Statement in definitive form to be cleared by the Commission.

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(d) No later than two (2) business days after the date the Commission confirms it has no further comments to the Proxy Statement, the Seller shall, in accordance with its articles of organization and by-laws, establish a record date for, duly call and give notice of the convening of a special meeting of shareholders of the Seller to vote on approving this Agreement and the transactions contemplated hereby (together with any postponements or adjournments thereof, collectively, the “Seller Shareholder Meeting”). The Seller shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the shareholders of the Seller entitled to vote at the Seller Shareholder Meeting and shall hold the Seller Shareholder Meeting as soon as practicable after the Proxy Statement has been cleared by the Commission, except as provided in Section 7.1(g). The Seller shall use reasonable best efforts to (i) soliciting from the shareholder of Seller proxies in favor of the adoption of this Agreement and the transactions contemplated hereby, and (ii) take all other actions reasonably necessary or advisable to secure the vote or consent of the shareholders of the Seller required by the applicable Laws to obtain such approval.

5.20 Competing Proposal.

(a) From and after the date of this Agreement until the Closing or termination of this Agreement pursuant to Article 7, the Seller will not, nor will it authorize or permit any of its officers, directors, Affiliates, shareholders or employees or any investment banker, attorney or other advisor or representative retained by it (all of the foregoing collectively being the “Seller Representatives”) to, directly or indirectly, (i) solicit, initiate, seek, entertain, encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Proposal, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Competing Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Competing Proposal, (iv) enter into any letter of intent or any other contract contemplating or otherwise relating to any Competing Proposal, or (v) submit any Competing Proposal to the vote of any security holders of the Seller; provided, that nothing contained herein to the contrary shall interfere with or otherwise prohibit the Selling Parties from complying with their obligations under applicable Law with respect to unsolicited tender or exchange offers for the securities of the Seller. The Seller will immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date of this Agreement with respect to any Competing Proposal. If any Seller Representative, whether in his or her capacity as such or in any other capacity, takes any action that the Seller is obligated pursuant to this Section 5.20 to cause such Seller Representative not to take, then the Seller shall be deemed for all purposes of this Agreement to have breached this Section 5.20.

(b) The Seller shall immediately notify the Buyer orally and in writing after receipt by the Seller (or, to the Knowledge of the Seller, by any of the Seller Representatives), of (i) any Competing Proposal, (ii) any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Proposal, (iii) any other notice that any Person is considering making an Competing Proposal, or (iv) any request for nonpublic information relating to the Seller or for access to any of the properties, books or records of the Seller by any Person or Persons other than the Buyer. Such notice shall describe (1) the material terms and conditions of such Competing Proposal, inquiry, expression of interest, proposal, offer, notice or request, and (2) the identity of the Person making any such Competing Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Seller shall keep the Buyer fully informed of the status and details of, and any modification to, any such inquiry, expression of interest, proposal or offer and any correspondence or communications related thereto and shall provide to the Buyer a true, correct and complete copy of such inquiry, expression of interest, proposal or offer and any amendments, correspondence and communications related thereto, if it is in writing, or a reasonable written summary thereof, if it is not in writing. The Seller shall provide the Buyer with 48 hours prior notice of any meeting of its board of directors at which the board of directors is reasonably expected to discuss any Competing Proposal.

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(c) If at any time following the date of this Agreement and prior to the receipt of Seller Shareholder Approval (i) the Seller has received an unsolicited bona fide written Competing Proposal, (ii) the board of directors of the Seller determines in good faith, after consultation with its outside financial and legal advisors, that such Competing Proposal constitutes, or would reasonably be expect to lead to, a Superior Proposal and (iii) the board of directors of the Seller determines in good faith, after consultation with its outside legal advisors, that failure to take such action would breach the directors’ fiduciary duties under applicable Laws, then the Seller may (x) furnish non-public information to such third party that has made the bona fide written Competing Proposal and (y) engage in discussions or negotiations with such third party with respect to such bona fide Competing Proposal; provided, that (A) the Seller shall have not violated any of the restriction contained in Section 5.20(a) above, (B) prior to so furnishing such information the Seller receives from the third party an executed confidentiality agreement, which agreement shall not include any provision calling for any exclusive right to negotiate with such Person or having the purported effect of restricting the Seller from satisfying its obligations under this Agreement, and (C) any non-public information concerning the Seller or made available to the Buyer, be provided or made available to the Buyer at substantially the same time that such non-public information is provided to made available to such third party. Prior to taking of any actions referred to in this Section 5.20(c), the Seller shall notify the Buyer orally and in writing that it proposes to furnish non-public information and/or enter into discussions or negotiations as provided in this Section, together with a copy of the Competing Proposal submitted by such third party.

(d) The board of directors of the Seller shall not be entitled to accept a Superior Proposal as provided in Section 5.20(c) unless (i) the Seller has not breached this Section or Section 5.19 as it relates to such Superior Proposal, (ii) the Seller has provided written notice (a “Notice of Superior Proposal”) to the Buyer that the Seller intends to take such action, which notice includes a copy of the Superior Proposal that is the Basis of such action (including the identity of the third party making the Superior Proposal and any equity or debt financing materials related thereto, if any), (iii) during the five (5) business day period following the Buyer’s receipt of the Notice of Superior Proposal, the Seller shall, and shall cause its representatives to, negotiate with the Buyer in good faith (to the extent the Buyer desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal, and (iv) following the end of the five (5) business day period, the board of directors of the Seller shall have determined in good faith, after consultation with its outside financial and legal advisors, taking into account any changes to this Agreement proposed by the Buyer in response to the Notice of Superior Proposal or otherwise, that the Superior Proposal giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal. Any amendment to the financial terms or other material amendment of such Superior Proposal shall require a new Notice of Superior Proposal and the Seller shall be required to comply again with the requirements of this Section 5.20.

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5.21 Transaction Litigation. The Seller shall control, and the Seller shall give the Buyer the opportunity to participate in the defense of, any litigation brought by shareholders of the Seller or any other Person against the Seller and/or members of the board of directors of the Seller relating to the transactions contemplated by this Agreement (collectively, the “Transaction Litigation”); provided, that the Seller shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation, or consent to the same, without the prior written consent of the Buyer (not to be unreasonably withheld or delayed). In connection with an Transaction Litigation and the Seller’s performance of its obligations under this Section 5.21, the Parties shall enter into a customary common interest or joint defense agreement or implement such techniques as are reasonably required to preserve any attorney-client privilege or applicable legal privilege; provided, that the Seller shall not be required to provide information if doing so, in the opinion of the Seller’s legal counsel, would cause the loss of any attorney-client privilege or other applicable legal privilege; provided, further, that if any information is withheld pursuant to the foregoing proviso, the Seller shall inform the Buyer as to the general nature of what is being withheld, and the Parties shall use commercially reasonably efforts to enable the Seller to provide such information without causing the loss of any attorney-client or applicable legal privilege.

5.22 COBRA. The Seller acknowledges and agrees that the “Selling Group” (as such term is defined in Section 54.4980B-9, Q&A-3 of the Treasury Regulations) shall be solely liable, and that the Buyer shall have no obligation or Liability, for providing continuation coverage under and complying with the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) with respect to any individual who prior to the Closing was covered under any Benefit Plan that constitutes a group health plan contributed to or maintained by the Selling Group and who will be a “M&A Qualified Beneficiary” (as such phrase is defined in Section 54.4980B- 9, Q&A-4 of the Treasury Regulations) in connection with the transactions contemplated by this Agreement. The Seller agrees to cause the Selling Group to provide continuing health benefit coverage as required under COBRA to all employees of the Seller who are M&A Qualified Beneficiaries with respect to the transactions contemplated in this Agreement as a result of such individual’s employment with the Seller.

5.23 Financing. Subject to the terms and conditions of this Agreement, the Buyer shall use its commercially reasonable efforts, and cause its controlled Affiliates to use commercially reasonable efforts, to take, or cause to be taken, all actions necessary or reasonably advisable to obtain the financing contemplated by the Second Amendment on or prior to the Closing Date, including satisfying, or causing to be satisfied (or obtaining the waiver of), on a timely basis all conditions to the closing of and funding under the Second Amendment applicable to the Buyer that are within its control. In the event any portion of the financing becomes unavailable on the terms and conditions contemplated in the Second Amendment, (a) the Buyer shall promptly notify the Seller and (b) the Buyer shall use its commercially reasonable efforts to obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated hereby.

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5.24 Cooperation With Financing. Upon the request of the Buyer, the Seller shall use, and shall cause each Selling Party to use, its reasonable efforts to provide, to the Buyer, at the Buyer’s sole cost and expense, such reasonable cooperation as is customary and reasonably requested by the Buyer in connection with the arrangement, syndication and consummation of the financing of the transactions contemplated by this Agreement, including: (a) to the extent requested by the Buyer and required under the Second Amendment, (i) obtain documents reasonably requested by the Buyer or the Financing Source relating to the repayment of the existing indebtedness of any Selling Party and the release of related liens and related guarantees, including customary payoff letters and (ii) provide all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering Laws, including the USA PATRIOT Act, relating to the Business, in each case, as reasonably requested by the Buyer; (b) assist in the preparation of definitive financing documents, including collateral documents and customary closing certificates as may be required by the Financing Source, or other customary documents as may be reasonably requested by the Buyer, and cooperate to facilitate the pledging of, granting of security interests in and obtaining perfection of any liens on, collateral in connection with the financing of the transactions contemplated by this Agreement, but in no event shall any of the foregoing be effective until as of or after the Closing; (c) cooperate with the Buyer, and take all corporate actions or other similar actions reasonably necessary to permit the consummation of the financing of the transactions contemplated by this Agreement, including customary resolutions, consents or approvals; (d) to assist the Buyer in obtaining legal opinions from local outside counsel as reasonably requested by the Buyer for financings similar to the financing of the transactions contemplated by this Agreement; and (e) (i) permit the prospective lenders involved in the financing of the transactions contemplated by this Agreement to evaluate the current assets of the Business for the purpose of establishing collateral arrangements or (ii) permit representatives of the prospective lenders to conduct commercial field examinations, inventory and intellectual property appraisals and make audits and appraisals delivered for the purposes of any credit facility available to the Buyer for purposes of the financing of the transactions contemplated by this Agreement. In no event shall any Selling Party be required to bear any cost or expense, pay any commitment or other fee, enter into any definitive agreement, incur any other Liability, make any other payment or agree to provide any indemnity in connection with the financing of the transactions contemplated by this Agreement or any of the foregoing prior to the Closing, nor shall any Selling Party be required to execute any agreements, certificates or documents prior to the consummation of the Closing unless such agreements, certificates or documents shall only be effective upon the consummation of the Closing. In addition, nothing in this Section 5.24 shall require any action that would require the Selling Parties or any of their Affiliates to waive or amend any terms of this Agreement or agree to pay any commitment or other fees or reimburse any expenses, or incur any liability or give any indemnities or otherwise commit to take any similar action, unreasonably interfere with the ongoing business or operations of the Selling Parties, result in any officer or director of the Selling Parties incurring any personal liability with respect to any matters relating to the financing, require Selling Parties to enter into any financing or purchase agreement for the financing, conflict with or violate any Selling Party’s organizational documents or any applicable Laws or result in, prior to the Closing, the contravention of, or that would reasonably be expected to result in, prior to the Closing, a violation or breach of, or default under, any contract to which any Selling Party is a party. The Buyer shall promptly, upon request by any Selling Party, reimburse such Selling Party for all reasonable out-of-pocket costs and expenses incurred by any Selling Party or any of their respective representatives in connection with the financing of the transactions contemplated by this Agreement, including the cooperation of the Selling Parties or any of their respective Representatives contemplated by this Section 5.24 and the compliance by the Selling Parties or any of their respective representatives with its obligations under this Section 5.24, and shall indemnify and hold harmless each Selling Party and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the financing of the transactions contemplated by this Agreement and any information used in connection therewith, including compliance by any selling Party or any of their respective representatives with its obligations under this Section 5.24.

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5.25 Payment of Liabilities. Following the date hereof, the Seller shall, and shall have caused each other Selling Party to, pay or discharge in full all Liabilities of each Selling Party in accordance with their terms and consistent with past practice, other than any Liability subject to a bona fide dispute as determined in the reasonable judgment of the Seller, which Liability shall be paid or discharged in full in accordance with its terms upon resolution of such dispute.

5.26 Payment of Cryogenic Move Expenses. The Buyer shall pay the costs of and bear the risks associated with the physical removal of the Acquired Assets located at the Xytex Facility and the Leased Premises, together with the costs and risks associated with the shipping and transfer of such Acquired Assets to the Buyer’s offices at Los Angeles, California, or another location chosen by the Buyer. In addition, the Seller shall, and shall have caused each other Selling Party to, at the request of the Buyer, take such actions as are consistent with the terms of the Transition Services Agreement such that the Acquired Assets may be removed from the Xytex Facility and Leased Premises and shipped and transferred to the Buyer’s offices at Los Angeles, California, or another location chosen by the Buyer during the term of the Transition Services Agreement, at the Buyer’s sole cost and expense as set forth above.

5.27 Notice to Counterparties.

(a) Promptly following the date of this Agreement, the Seller shall, and shall have caused each other Selling Party to, together with the Buyer, send joint notices, on a form reasonably acceptable to the Seller and the Buyer (a “Transfer Notice”), to any counterparty of an Assumed Contract, notifying such counterparty of the Seller’s and the Buyer’s intent to relocate such counterparty’s cord blood, cord tissue or isocell units to the Buyer’s offices at Los Angeles, California or another location chosen by the Buyer on or after the Closing Date. In addition, the Seller shall, and shall have caused each other Selling Party to, at the Closing, pay any outstanding fees or any other amounts owed and payable to Xytex.

(b) Within three (3) business days of the Closing, Seller shall, and shall have caused each other Selling Party to, together with the Buyer, send joint written notice in the form agreed to by Seller and Buyer as of the date hereof to such Assumed Contract counterparties previously identified by Seller to Buyer.

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5.28 Processing of Cord Blood, Cord Tissue and IsoCell Units by the Buyer. Following the date of this Agreement, and until the Closing, the Seller and the Buyer agree that the Seller shall, and shall have caused each other Selling Party to, send any cord blood, cord tissue or isocell units of its customers collected on or after the date of this Agreement, to the Buyer at its facilities for processing on substantially the same terms and conditions, including price, set forth in the Xytex Agreements pursuant to a Stem Cell Processing Agreement in the form set forth in the attached Exhibit H (“Processing Agreement”). The Buyer agrees to accept custody of such cord blood, cord tissue or isocell units on behalf of any Selling Party’s customers and to store such units on behalf of the applicable Selling Party pursuant to the terms of such Processing Agreement.

5.29 Storage of Certain Excluded Assets. After the Closing, until the earlier of (a) the two (2)-year anniversary of the Closing Date or (b) the date on which the applicable counterparty listed on Schedule 2.2 either (i) terminates his or her agreement or agreements with the applicable Selling Party for the storage of cord blood, cord tissue or isocell units or (ii) enters into a new agreement with the Buyer for the storage of cord blood, cord tissue or isocell units previously stored by a Selling Party, the Buyer shall store on behalf of the Selling Parties, without charge, the cord blood, cord tissue or isocell units of the counterparties listed on Schedule 2.2. After the expiration of the term of the Transition Services Agreement, Buyer shall also provide medical director, quality control and quality assurance services and functions in the ordinary course of business with respect to the storage of cord blood, cord tissue or isocell units with any counterparty listed on Schedule 2.2 at no charge to the Selling Parties, and the Selling Parties shall not be required to retain their own medical director or quality and regulatory affairs manager; provided, that the Selling Parties shall be required to retain their own medical director or quality and regulatory affairs manager as may be required outside the ordinary course of business or with respect to any litigation affecting the counterparties listed on Schedule 2.2. For the avoidance of doubt, prior to the Survival Date, the Buyer shall not assume any documents or obligations resulting from or entered into in connection with any Selling Party’s business relationship for the storage of cord blood, cord tissue or isocell units with any counterparty listed on Schedule 2.2. Prior to the Survival Date, the Seller shall, and shall cause each Selling Party to, use its commercially reasonable efforts to cause all counterparties listed on Schedule 2.2 to enter into new agreements with the Buyer in terms acceptable to the Buyer for the storage of cord blood, cord tissue or isocell units previously stored by a Selling Party. On the Survival Date, Seller shall transfer to Buyer all right, title and interest, and Buyer shall assume all obligations, with respect to any contracts with the customers listed on Schedule 2.2 for no additional consideration. Buyer will execute such documents that may be required in the reasonable determination of the Seller to effectuate such transfer.

5.30 Update to Schedule 1.1. At the Closing, the Seller shall, and shall cause each other Selling Party to, deliver to the Buyer a current Schedule 1.1 reflecting the addition of any Xytex Assumed Contract entered into after the date of this Agreement and any Assumed Contract pertaining to the storage of cord blood, cord tissue and isocell units stored processed and stored as the Buyer’s facilities on behalf of a Selling Party.

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6. CONDITIONS TO OBLIGATION TO CLOSE.

6.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties set forth in Article 3 above shall be true and correct in all material respects (except that the Fundamental Representations and Warranties and representations and warranties which are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty shall have been true and correct as of such date).

(b) Performance by the Seller. The Seller shall, and shall have caused each other Selling Party to, have performed and complied with all of its covenants, agreements and obligations hereunder through the Closing.

(c) Consents. The Seller shall, and shall have caused each other Selling Party to, have obtained all authorizations, consents, waivers, approvals, licenses and other action required in connection with the execution, delivery and performance of this Agreement by each Selling Party and the consummation by each Selling Party of the transactions contemplated by this Agreement in order for (i) during the term of the Transition Services Agreement, the Seller, or the applicable other Selling Party, and (ii) after the expiration of the term of the Transition Services Agreement, the Buyer, in each case, to operate the Business in the same manner as operated by the Selling Parties immediately prior to the Closing Date, consistent with past practice, which shall include the authorizations, consents, waivers, approvals, licenses and other actions listed on Schedule 6.1(c). Without limiting the generality of the foregoing, the Buyer shall have received all such requisite consents and approvals to assume, acquire and have the benefit of at least ninety-seven percent (97%) of the Assumed Contracts.

(d) No Prohibition; Pending Actions. (i) No Law or final, non-appealable order that prohibits the Buyer from consummating all or any of the transactions contemplated hereby shall be in effect as of the Closing; and (ii) there shall not be pending or threatened in writing any action or proceeding by any Person or Governmental Authority challenging, or seeking damages in connection with, the transactions contemplated herein or seeking to materially restrain, prohibit or limit the exercise of full rights of ownership or operation by the Buyer of all or any material portion of the Seller.

(e) No Material Adverse Effect. Since the date hereof, there shall have been no Material Adverse Effect on the Seller, the Business or the Acquired Assets.

(f) Delivery of Closing Documents. The Seller shall have delivered to the Buyer each of the items listed in Section 2.8(a) at or before the Closing.

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(g) Shareholder Consent. The Seller shall have received the Seller Shareholder Approval of this Agreement and the transactions contemplated hereby at the Seller Shareholder Meeting.

(h) Delivery of Lessor Consent. The Seller shall have received from Lessor and delivered to the Buyer, a consent approving the deemed assignment of the Lease as a result of the transactions contemplated herein in form and substance reasonably acceptable to the Buyer.

The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

6.2 Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties set forth in Article 4 above shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty shall have been true and correct as of such date).

(b) Performance by the Buyer. The Buyer shall have performed and complied in all material respects with all of its covenants hereunder through the Closing.

(c) Shareholder Consent. The Seller shall have received the Seller Shareholder Approval of this Agreement and the transactions contemplated hereby at the Seller Shareholder Meeting.

(d) Delivery of Closing Documents. The Buyer shall have delivered to the Seller each of the items listed in Section 2.8(b) at or before the Closing.

The Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

7. TERMINATION.

7.1 Termination. Without limiting the rights of the Parties under Section 9.12 hereof, this Agreement may, by notice given to the other Parties on or prior to the Closing Date, in the manner hereinafter provided, be terminated and abandoned at any time prior to the Closing Date:

(a) by the Seller if (i) there has been a breach of any representation, warranty or covenant or agreement of the Buyer contained in this Agreement that would, individually or in the aggregate, result in the failure of a condition set forth in Section 6.2 on any date prior to the Closing Date (it being understood that, for purposes of this Section 7.1(a), such date prior to the Closing Date shall be substituted for the Closing Date in determining whether the conditions contained in Section 6.2 have been satisfied) and (ii) such breach has not been cured within twenty (20) days after the Buyer’s receipt of written notice thereof from the Seller stating the Seller’s intention to terminate this Agreement pursuant to this Section 7.1(a), it being understood that the Seller may not terminate this Agreement pursuant to this Section 7.1(a) if such breach by the Buyer has been so cured prior to the end of such notice period) or is incapable of being cured prior to the end of such notice period;

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(b) by the Buyer if (i) there has been a breach of any representation, warranty or covenant or agreement of the Seller contained in this Agreement that would, individually or in the aggregate, result in the failure of a condition set forth in Section 6.1 on any date prior to the Closing Date (it being understood that, for purposes of this Section 7.1(b), such date prior to the Closing Date shall be substituted for the Closing Date in determining whether the conditions contained in Section 6.1 have been satisfied) and (ii) such breach has not been cured within twenty (20) days after the Seller’s receipt of written notice thereof from the Buyer stating the Buyer’s intention to terminate this Agreement pursuant to this Section 7.1(b), it being understood that the Buyer may not terminate this Agreement pursuant to this Section 7.1(b) if such breach by the Seller has been so cured prior to the end of such notice period) or is incapable of being cured prior to the end of such notice period;

(c) by mutual written agreement of the Seller and the Buyer;

(d) by either the Seller or the Buyer if the Closing shall not have occurred on or before the date that is six (6) months after the date hereof (the “End Date”); provided, that the Party seeking to terminate this Agreement shall not seek termination because of its (and in the case of the Seller’s) breach or violation of any representation, warranty or covenant contained herein having caused or resulted in the failure of the Closing to occur by the End Date;

(e) by the Buyer if there shall have occurred since the date hereof an effect, event or change which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Seller;

(f) by the Seller, on the one hand, or by the Buyer, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect prohibiting the consummation of the transactions contemplated by this Agreement; or if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Authority which would make the consummation of the transactions illegal; provided, that the Party seeking to terminate this Agreement pursuant to this clause shall not have initiated such proceeding or taken any action in support of such proceeding;

(g) by the Seller, at any time prior to receipt of the Seller Shareholder Approval, if the board of directors of the Seller determines to enter into a written alternative agreement with respect to a Superior Proposal, but only if the Seller shall have complied in all respects with its obligations under Section 5.19 and Section 5.20 with respect to such Superior Proposal and is otherwise permitted to terminate this Agreement and accept such Superior Proposal pursuant to Section 5.20; provided, that any purported termination of this Agreement pursuant to this Section 7.1(g) shall be null and void if the Seller does not, prior to or concurrently with the termination of this Agreement, pay the Seller the Superior Proposal Termination Fee (as defined below);

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(h) automatically if, at least ten (10) business days prior to the End Date, the Seller does not obtain the Seller Shareholder Approval; or

(i) by the Buyer, if at any time at or prior to the Closing, the Buyer is unable to complete the financing of the transactions as contemplated by this Agreement and on the terms and conditions provided for in the Second Amendment.

7.2 Termination Fees; Effect of Termination.

(a) If this Agreement is terminated by the Seller pursuant to Section 7.1(g), the Seller shall pay a termination fee to the Buyer, in immediately available funds, equal to an amount of One Million Six Hundred Thousand Dollars ($1,600,000) (the “Superior Proposal Termination Fee”).

(b) If this Agreement is terminated by the Seller pursuant to Section 7.1(a) (other than due to the Buyer being unable to complete the financing of the transactions as contemplated by this Agreement, including its good faith compliance with its obligations pursuant to Section 5.24, and on the terms and conditions provided for in the Second Amendment), and all the conditions set forth in Section 6.1 have been met, the Buyer shall pay to the Seller, in immediately available funds, liquidated damages of Eight Hundred Thousand Dollars ($800,000).

(c) If this Agreement is terminated by the Buyer pursuant to Section 7.1(b), the Seller shall pay to the Buyer, in immediately available funds, liquidated damages of Eight Hundred Thousand Dollars ($800,000).

(d) If this Agreement is terminated by the Buyer pursuant to Section 7.1(e), the Seller shall pay to the Buyer, in immediately available funds, all fees and expenses reasonably incurred by the Buyer in connection with the transactions contemplated by this Agreement, in an amount not to exceed Four Hundred Thousand Dollars ($400,000).

(e) If this Agreement is terminated by the Buyer pursuant to Section 7.1(i) and all the conditions set forth in Section 6.1 have been satisfied, the Buyer shall pay to the Seller, in immediately available funds, all fees and expenses reasonably incurred by the Seller in connection with the transactions contemplated by this Agreement, in an amount not to exceed Four Hundred Thousand Dollars ($400,000).

(f) If this Agreement is terminated automatically pursuant to Section 7.1(h), the Seller shall reimburse and pay to the Buyer, in immediately available funds, all fees and expenses reasonably incurred by the Buyer in connection with the transactions contemplated by this Agreement, in an amount not to exceed Four Hundred Thousand Dollars ($400,000).

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(g) In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall be null and void and the transactions contemplated hereby and the Closing shall be abandoned, except that (i) the provisions of Section 5.4 (Confidential Information), Section 5.10 (Public Disclosure), this Article 7, Article 8 and Article 9 shall remain in full force and effect and survive any termination of this Agreement; and (ii) nothing in this Section 7.2(g) shall be deemed to release any Party for any breach of this Agreement prior to its termination or preclude the remedy of specific performance for any other Party to enforce the breaching Party’s obligations under this Agreement; provided, that upon payment of the applicable fee set forth in this Section 7.2, no Party, including any its officers, directors, shareholders, employees, Affiliates, financing sources or Financing Source Related Parties, shall have any further Liability with respect to this Agreement or the transactions contemplated hereby to any other Party or Person (whether at law, in equity, in contract, in tort or otherwise), and none of the Parties nor any other Person shall have any claim or recourse against any other Party or Financing Source Related Party with respect to any representation, warranty, covenant or agreement of the Parties, as applicable, that gave rise to such right of termination pursuant to Section 7.1 and right to receive a termination fee pursuant to this Section 7.2. Receipt of any termination fee pursuant to this Section 7.2 shall constitute the sole and exclusive remedy of the Party entitled to receive such termination fee, and in no event shall any Party be entitled to an injunction to prevent or remedy any breach of this Agreement, to enforce specifically the terms and provisions of this Agreement, or to seek or recover damages in excess of such termination fee.

(h) The Parties acknowledge that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated hereby, and that without these agreements, the Parties would not enter into this Agreement; accordingly, if either Party fails to timely pay any amount due pursuant to this Section 7.2, and, in order to obtain the payment, the non-breaching Party commences a suit which results in a judgment against the breaching Party for the payment set forth in this Section 7.2, the breaching Party shall pay the non-breaching Party the reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) incurred by such Party in connection with such suit, together with interest on such amount at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made through the date such payment was actually received.

8. INDEMNIFICATION.

8.1 Survival. The representations and warranties of the Seller, and other rights of the Buyer Indemnified Parties (defined below) to claim indemnification pursuant to this Article 8, contained herein or in any document or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until the twenty-four (24) month anniversary of the Closing Date (the “Survival Date”). The termination of any such representation or warranty of the Seller, or other right of the Buyer Indemnified Parties (defined below) to claim indemnification pursuant to this Article 8, however, shall not affect any claim for breaches of representations or warranties or indemnification pursuant to this Article 8 if written notice thereof is submitted to the breaching party or parties prior to the Survival Date. The party making a claim under this Article 8 is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article 8 is referred to as the “Indemnifying Party.”

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8.2 Indemnity by the Seller. Subject to the limitations set forth in Section 8.5, the Seller shall protect, defend, indemnify and hold harmless the Buyer and its directors, officers and Affiliates (collectively, the “Buyer Indemnified Parties”) with respect to all Losses related to or arising from any of the following:

(a) the inaccuracy of any representation or warranty made by the Seller herein, or resulting from any misrepresentation, breach or non-performance of any agreement or covenant of the Seller contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in any schedule, document, certificate or other instrument required to be furnished by the Seller hereunder;

(b) any Excluded Asset or Excluded Liability;

(c) any claims of third parties which relate to the acts or omissions of any Selling Party, its members, officers, employees or agents prior to the Closing, including any action or proceeding by shareholders of the Seller relating to the transactions contemplated by this Agreement;

(d) any Liabilities for Taxes (i) of any Selling Party for any taxable period, including any state or local Taxes that may be assessed upon any Selling Party following the Closing Date, (ii) in connection with or arising out of the ownership of the Acquired Assets, the Assumed Liabilities, or the operation of the Business, in each case, on or prior to the Closing Date, (iii) resulting from the transactions contemplated by this Agreement, including any transfer Taxes described in Section 5.17(b), (iv) relating to the Excluded Assets or Excluded Liabilities for any taxable period or (v) imposed on the Buyer or any of its Affiliates by reason of any Selling Party failing to discharge its primary Liability for Taxes or by reason of transferee or successor liability arising in respect of a transaction, event or status occurring or existing on or prior to the Closing Date, all notwithstanding the Disclosure made in Schedule 3.15;

(e) accuracy of client records with respect to attrition rate, bad debt and annual renewal dates of Assumed Contracts which have not been prepaid;

(f) any Liability set forth on Schedule 8.2(f);

(g) any Liability in connection with or arising out of an Excluded Subsidiary;

(h) any Liability in connection with or arising out of the Lease;

(i) any Liability set forth on Schedule 2.4; and

(j) any Liability arising as a direct result of the failure to comply by any Selling Party with customary industry standards in the, collection, processing, testing, documenting, or storing of cord blood, cord tissue or isocell units, including without limitations the units set forth on Schedule 3.18.

8.3 Indemnity by the Buyer. Subject to the limitations set forth in Section 8.5, the Buyer shall protect, defend, indemnify and hold harmless the Seller and its members, managers, directors, officers and Affiliates (collectively, the “Seller Indemnified Parties”) pursuant to the terms of this Agreement in respect of all Losses from any of the following:

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(a) the inaccuracy of any representation or warranty made by the Buyer herein, or resulting from any misrepresentation, breach or non-performance of any agreement or covenant of the Buyer contained herein or in any agreement or instrument required to be entered into in connection herewith or from any misrepresentation in any schedule, document, certificate or other instrument required to be furnished by the Buyer hereunder; and

(b) any Assumed Liability.

8.4 Right of Setoff. Notwithstanding any other provisions of this Agreement, the Buyer shall have the right to setoff any obligations of the Seller to the Buyer pursuant to the Indemnity provisions of this Agreement against the portion of the Purchase Price otherwise payable to the Seller under Section 2.5(b) and Section 2.5(c); provided that nothing contained herein limits Buyer’s obligations under the penultimate sentence of Section 5.29. Prior to exercising any right of set-off, the Buyer shall furnish written notice to the Seller describing in detail the amount of and the Basis for the indemnity and the set-off (the “Set-off Claim”). If the Seller has any dispute with the Set-off Claim, it shall deliver to the Buyer written notice within ten (10) business days of receipt of the Set-off Claim a description in reasonable detail of the nature of the dispute (the “Set-off Claim Dispute Notice”). Within ten (10) business days of the receipt of the Set-off Claim Dispute Notice, the Seller and the Buyer shall meet at a mutually agreeable time and place and attempt in good faith to resolve the Set-off Claim.

8.5 Certain Limitations.

(a) Other than in the case of (i) fraud or willful breach or (ii) any inaccuracy of any of the Fundamental Representations and Warranties, the Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 8.2(a) or Section 8.3(a), unless and until the aggregate amount of the indemnification obligations exceeds One Hundred Thousand Dollars ($100,000) (the “Basket”), in which event the Indemnifying Party shall then be required to pay or be liable for all Losses in excess of $100,000. Any adjustments to the Purchase Price made pursuant to Section 2.5(b) or Section 2.5(c) shall not be subject to or count towards the Basket.

(b) Other than in the case of (i) fraud or willful breach or (ii) any inaccuracy of any Fundamental Representations and Warranties, the Seller shall not be obligated to indemnify the Buyer Indemnified Parties under Section 8.2(a) in an aggregate amount in excess of two-thirds of the Escrow Payment.

(c) Other than in the case of fraud or willful breach, the Seller shall not be obligated to indemnify the Buyer Indemnified Parties under Section 8.2(a), solely with respect to the Fundamental Representations and Warranties, or under Section 8.2(b)–(g), inclusive, in an aggregate amount in excess of the Escrow Payment.

(d) Other than in the case of fraud or willful breach, the Buyer shall not be obligated to indemnify the Seller Indemnified Parties or the Seller be obligated to indemnify the Seller Indemnified Parties in an aggregate amount in excess of the Escrow Payment.

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(e) Payments with respect to any Loss shall be limited to the amount of any Loss that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses.

(f) For the sole purpose of determining the amount of any damages with respect to any breach of any representation, warranty or covenant by the Seller for purposes of indemnification under this Article 8 (and not for determining whether or not any breaches of representations, warranties or covenants have occurred), any qualification or limitation of a representation, warranty or covenant by reference to materiality of matters stated therein or as to matters having or not having “Material Adverse Effect,” “materiality” or words of similar effect, shall be disregarded.

8.6 Indemnification Procedures.

(a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to make timely delivery of a claim notice shall not relieve the Indemnifying Party from any Liability under this Article 8 with respect to such matter, except to the extent the Indemnifying Party is actually materially prejudiced by failure to give such claim notice. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Buyer shall have the sole right to direct and conduct the defense of any Third Party Claim; provided, that the Buyer shall provide the applicable Selling Party the opportunity to participate, at such Selling Party’s expense, but not direct or conduct, any defense of such claim, except that the Buyer may withhold from such Selling Party such communications with its legal counsel to the extent that legal counsel to the Buyer advises that providing such communication would result in the loss of any attorney-client privilege or right under the work-product doctrine of the Buyer in respect of such claim, after giving due consideration to any “community of interest” or similar privilege. Such Selling Party’s participation will be subject to the Buyer’s right to control such defense and the provisions of this Section 8.6(a). The Buyer will have the right, in its sole discretion, to settle any Third Party Claim, but if the settlement is without the written consent of the applicable Selling Party, the settlement will not be determinative, in and of itself, of the existence or amount of Losses relating to such matter or whether any Indemnified Party is entitled to indemnification for such Losses pursuant to the terms of this Agreement. If the applicable Selling Party consents to any such settlement of a Third-Party Claim, which consent shall be deemed to have been given unless such Selling Party shall have failed to respond indicating that such Selling Party does not consent to such settlement, within ten (10) business days after a written request for such consent by the Buyer, no such Selling Party or any other Person who has a beneficial interest in the Escrow Payment will have any power or authority to object to the amount or validity of any claim by or on behalf of any Indemnified Person for indemnification with respect to such settlement.

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(b) Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim,” and together with Third Party Claims, “Claims”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to make timely delivery of a claim notice shall not relieve the Indemnifying Party from any Liability under this Article 8 with respect to such matter, except to the extent the Indemnifying Party is actually materially prejudiced by failure to give such claim notice. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party.

(c) Payment. The Indemnifying Party shall pay all amounts payable pursuant to this Article 8, (i) if the Indemnifying Party is the Seller, by the release of funds from the Escrow Payment being held pursuant to the Escrow Agreement and (ii) the Indemnifying Party is the Buyer, then by wire transfer of immediately available funds, and in either case of subsection (i) or (ii) above, promptly following receipt from an Indemnified Party of the claim notice, for a Loss that is the subject of indemnification hereunder, unless the Indemnifying Party in good faith disputes the Loss, in which event it shall so notify the Indemnified Party within ten (10) days of receipt of the claim notice. In any event, the Indemnifying Party shall pay to the Indemnified Party, by wire transfer of immediately available funds, the amount of any Loss for which it is liable hereunder no later than thirty (30) days following any final determination of such Loss and the Indemnifying Party’s Liability therefor. A “final determination” shall exist when (i) the parties to the dispute have reached an agreement in writing, (ii) a court of competent jurisdiction shall have entered a final and non-appealable order or judgment, or (iii) an arbitration or like panel shall have rendered a final non-appealable determination with respect to disputes the parties have agreed to submit thereto. If a Claim is to be paid from the funds held pursuant to the Escrow Agreement, the Buyer and the Seller shall promptly deliver joint written instructions to the Escrow Agent (in the form set forth in the Escrow Agreement) directing the Escrow Agent to release to the applicable Buyer an amount equal to the amount of the Claim.

8.7 Exclusive Remedies. The Parties acknowledge and agree that, except in the case of fraud or willful breach, their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 8. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted by Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties hereto and their Affiliates and each of their respective representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article 8.

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9. MISCELLANEOUS.

9.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and, with respect to the Financing Source, the provisions of Section 7.2(g), Section 9.1, Section 9.3, Section 9.6, Section 9.7 and Section 9.12 (and the related defined terms contained in the foregoing provisions), each of which shall expressly inure to the benefit of the Financing Source and which the Financing Source shall be entitled to rely on and enforce the provisions of as they relate to the Financing Source.

9.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

9.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, that the Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its qualified subsidiaries or its parent or associated companies, (b) designate one or more of its qualified subsidiaries to perform its obligations hereunder or (c) may, from and after the Closing, assign in whole or in part, this Agreement or any or all of its rights and obligations hereunder to one or more of its Affiliates or for collateral security purposes to any lender or Financing Sources; provided, further, that no such assignment shall relieve such party of any of its obligations under this Agreement.

9.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

9.5 Notices. All notices, requests, demands, claims, and other communications pursuant to the Transaction Documents will be in writing. Any notice, request, demand, claim, or other communication pursuant to the Transaction Documents shall be deemed duly given (a) upon confirmation of facsimile, (b) one (1) business day following the date sent when sent by overnight delivery and (c) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

If to the Seller:

Cord Blood America, Inc.

Attn: David Sandberg

1857 Helm Drive

Las Vegas, NV 89119

Tel:(702) 914-7250

Fax:(702) 914-7251

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With a simultaneous copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attn: Kenneth A. Schlesinger, Esq.

Tel:(212) 451-2200

Fax:(212) 451-2222

If to the Buyer:

California Cryobank Stem Cell Services, LLC

Attn: Richard D. Jennings

11915 La Grange Avenue

Los Angeles, CA 90025

Fax:(888) 317-4709

Tel:(310) 496-5693

With a simultaneous copy (which shall not constitute notice) to:

Morrison & Foerster LLP

12531 High Bluff Drive

Suite 100

San Diego, CA 92130-2040

Attn:Jay de Groot

Fax:(858) 523-2821

Tel:(858) 720-5180

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

9.6 Governing Law; Forum.

(a) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Each Party hereby irrevocably submits to the exclusive jurisdiction of the Federal District Court of the State of California located in Los Angeles, California and appellate courts thereof over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts, subject to the requirements contained in this Section that the parties submit disputes to binding arbitration. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.

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(b) The Parties further agree that jurisdiction and venue in any suit, action or proceeding brought by any party against any Financing Source Related Party relating to or arising out of this Agreement, the financing contemplated by the Second Amendment, or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto shall properly and exclusively lie in any Federal or state court located in New York County, City of New York, New York. By execution and delivery of this Agreement, each Party irrevocably submits to the jurisdiction of such courts for itself and in respect of its property with respect to such suit, action or proceeding. The Parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that any such court is an improper or inconvenient forum for the resolution of such suit, action or proceeding.

9.7 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No amendment to or waiver of any provision of this Agreement to which any Financing Source Related Party is a third-party beneficiary will be effective against any Financing Source Related Party without the prior written consent of the Financing Source.

9.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.9 Expenses. Each of the Buyer and the Seller will bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with the Transaction Documents and the transactions contemplated hereby.

9.10 Construction. When a reference is made herein to Articles, Sections, Subsections, Exhibits or Schedules, such reference shall be to an Article, Section or Subsection of, or an Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of “or” is not intended to be exclusive unless expressly indicated otherwise; provided, that the use of “or” preceded by the word “either” is intended to be exclusive. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “provided to,” “delivered to,” “made available to” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper or electronic copy of the information or material referred to has been provided to the party to whom such information or material is to be provided or delivered. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender, (b) words using the singular or plural form also include the plural or singular form, respectively, and (c) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement. The symbol “$” refers to United States Dollars. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to a Person are also to its permitted successors and assigns. All references to “days” shall be to calendar days in California unless otherwise indicated as a “business day.” The terms “U.S.” and “United States” shall refer to the United States of America. References to the Seller shall mean the Seller and its subsidiaries except as otherwise indicated herein.

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9.11 Incorporation of Schedules. The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

9.12 Specific Performance.

(a) Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of the Transaction Documents are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of the Transaction Documents and to enforce specifically the Transaction Documents and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

(b) Notwithstanding the right of the Selling Parties to obtain an injunction or injunctions, or other appropriate form of specific performance or equitable relief described in Section 9.12(a) above, no such right may be enforced to cause the Closing to be consummated or the financing to be funded in order to finance the Closing (whether under this Agreement or the Second Amendment), unless:

(i) all conditions in Section 6.1 have been satisfied at the time when the Closing would have occurred;

(ii) the Buyer is required to complete the Closing pursuant to Section 6.1;

(iii) the financing has been funded or the lenders party to the Credit Agreement have confirmed in a written notice delivered to the Buyer that all conditions to the funding of the financing have been satisfied and the financing will be funded at the Closing; and

(iv) the Selling Parties have irrevocably confirmed in a written notice delivered to the Buyer that if specific performance under this Section 9.12(b) is granted and the financing is funded, then the Closing will occur.

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(c) To the extent any Party brings any action to enforce specifically the performance of the terms and provisions of this Agreement when expressly available to such Party pursuant to this Section 9.12, each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such Party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement. Any Party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(d) Notwithstanding anything to the contrary in this Agreement, none of the Seller and its equityholders, partners, members, Affiliates, directors, officers, employees, controlling persons, and agents shall have any rights or claims against any Financing Source Related Party in connection with this Agreement, the financing contemplated by the Second Amendment, or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise. In addition, in no event shall any Financing Source Related Party have any liability or obligation to the Seller or any of its equityholders, partners, members, Affiliates, directors, officers, employees, controlling persons, or agents relating to or arising out of this Agreement, the financing contemplated by the Second Amendment, or the transactions contemplated hereby or thereby.

9.13 Separate Legal Counsel. Each of the parties acknowledges that it has been represented by separate legal counsel in connection with this Agreement and the Transactions contemplated hereby. Each of the parties has read and understands this Agreement and has signed and delivered this Agreement with the intent to be legally bound.

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SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

BUYER:	CALIFORNIA CRYOBANK STEM CELL SERVICES LLC

	By:	/s/ Richard D. Jennings
		Name:	Richard D. Jennings
		Title:	President

SELLER:	CORD BLOOD AMERICA, INC.

	By:	/s/ David Sandberg
		Name:	David Sandberg
		Title:	Chairman of the Board

By:	/s/ Anthony Snow
	Name:	Anthony Snow
	Title:	Interim President

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Exhibit A

Form of Bill of Sale and Assignment and Assumption Agreement

(See attached)

Exhibit B

FORM OF IP ASSIGNMENT AND ASSUMPTION AGREEMENT

(See attached)

Exhibit C

FORM OF ESCROW AGREEMENT

(See attached)

Exhibit D

FORM OF FIRPTA CERTIFICATE

(See attached)

Exhibit E

FORM OF CUSTOMER CONTRACT AND DESCRIPTION OF ANY MODIFICATION

(See attached)

Exhibit F

FORM OF TRANSITION SERVICES AGREEMENT

(See attached)

Exhibit G

FORM OF XYTEX ASSUMED CONTRACTS

(See attached)

Exhibit H

FORM OF STEM CELL PROCESSING AGREEMENT

(See attached)